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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LinkedIn Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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LinkedIn Corporation
2029 Stierlin Court
Mountain View, CA 94043
www.linkedin.com

To the Stockholders of LinkedIn Corporation:

        You are cordially invited to attend the 2015 Annual Meeting of Stockholders (the "Annual Meeting") of LinkedIn Corporation ("LinkedIn" or the "Company") to be held on June 3, 2015, at 10:00 a.m. Pacific Time, at the Computer History Museum, 1401 N. Shoreline Blvd., Mountain View, California 94043. At the Annual Meeting, we will ask you to consider the following proposals:

  •
  to elect two Class I directors;

  •
  to ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2015;

  •
  to approve the amendment of the Company's 2011 Equity Incentive Plan (the "Amended 2011 Plan") for purposes of (i) complying with Section 162(m) of the Internal Revenue Code, and (ii) adding a provision to automatically increase the number of shares of Class A Common Stock that may be issued under the Amended 2011 Plan on the first day of each fiscal year beginning in fiscal year 2016;

  •
  advisory vote to approve named executive officer compensation ("Say-on-Pay"); and

  •
  to consider a stockholder proposal regarding board diversity, if properly presented at the meeting.

        Stockholders of record as of April 7, 2015 may vote at the Annual Meeting.

        Your vote is important. Whether or not you plan to attend the meeting in person, we would like for your shares to be represented. Please vote as soon as possible.

Sincerely,

Reid Hoffman Chair of the Board of Directors	A. George "Skip" Battle Lead Independent Director	Jeffrey Weiner Chief Executive Officer

LinkedIn Corporation
2029 Stierlin Court
Mountain View, CA 94043
www.linkedin.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2015

        On June 3, 2015, LinkedIn Corporation will hold its 2015 Annual Meeting of Stockholders at 10:00 a.m. Pacific Time. The meeting will be held at the Computer History Museum, 1401 N. Shoreline Blvd., Mountain View, California 94043 for the following purposes:

  •
  to elect Leslie Kilgore and Jeffrey Weiner as Class I directors;

  •
  to ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2015;

  •
  to approve the amendment of the Company's 2011 Equity Incentive Plan (the "Amended 2011 Plan") for purposes of (i) complying with Section 162(m) of the Internal Revenue Code, and (ii) adding a provision to automatically increase the number of shares of Class A Common Stock that may be issued under the Amended 2011 Plan on the first day of each fiscal year beginning in fiscal year 2016;

  •
  advisory vote on named executive officer compensation ("Say-on-Pay");

  •
  to consider a stockholder proposal regarding board diversity, if properly presented at the meeting; and

  •
  to transact such other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.

        More information about these business items is described in the proxy statement accompanying this notice. Any of the above matters may be considered at the Annual Meeting at the date and time specified above or at any adjournment or postponement of the Annual Meeting.

        Your vote is important. Whether or not you plan to attend the meeting in person, we would like for your shares to be represented. To ensure that your vote is counted at the meeting, please vote as soon as possible.

By order of the Board of Directors,

Michael J. Callahan Vice President, General Counsel & Secretary

Mountain View, California
April 17, 2015

        YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD OR VOTING INSTRUCTION CARD AS INSTRUCTED OR VOTE BY TELEPHONE OR USING THE INTERNET AS INSTRUCTED ON THE PROXY CARD, VOTING INSTRUCTION CARD OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS.

i

LINKEDIN CORPORATION
PROXY STATEMENT FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

        LinkedIn's Board of Directors (the "Board") is providing these proxy materials to you for use in connection with the 2015 Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 3, 2015 at 10:00 a.m. Pacific Time, and at any postponement or adjournment of the meeting. The Annual Meeting will be held at the Computer History Museum, 1401 N. Shoreline Blvd., Mountain View, California 94043. Stockholders of record as of April 7, 2015 (the "Record Date") are invited to attend the Annual Meeting and are asked to vote on the proposals described in this proxy statement.

        A Notice of Internet Availability (the "Notice") was first mailed on or about April 21, 2015 to stockholders of record as of the Record Date, and these proxy solicitation materials combined with our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including financial statements, were first made available on the Internet on or about April 21, 2015. Our principal executive offices are located at 2029 Stierlin Court, Mountain View, California 94043, and our telephone number is (650) 687-3600. We maintain a website at www.linkedin.com. The information on our website is not incorporated by reference into this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND OUR ANNUAL MEETING

        Q:    What is the purpose of the Annual Meeting?

        A:    For stockholders to vote on the following proposals:

    •
    to elect Leslie Kilgore and Jeffrey Weiner as Class I directors;

    •
    to ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2015;

    •
    to approve the amendment of the Company's 2011 Equity Incentive Plan (the "Amended 2011 Plan") for purposes of (i) complying with Section 162(m) of the Internal Revenue Code, and (ii) adding a provision to automatically increase the number of shares of Class A Common Stock that may be issued under the Amended 2011 Plan on the first day of each fiscal year beginning in fiscal year 2016;

    •
    advisory vote on named executive officer compensation ("Say-on-Pay");

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    to consider a stockholder proposal, brought by the Comptroller of the State of New York that asks the Board to report to stockholders on plans to increase gender and racial diversity on the Board (the "Stockholder Proposal"); and

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    to transact such other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.

        Q:    How does the Board of Directors recommend I vote on these proposals?

        A:    The Board recommends that you vote:

    •
    FOR the election of Leslie Kilgore and Jeffrey Weiner as Class I directors;

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    FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2015;

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    FOR the amendment of the Company's 2011 Equity Incentive Plan (the "Amended 2011 Plan") for purposes of (i) complying with Section 162(m) of the Internal Revenue Code, and (ii) adding a provision to automatically increase the number of shares of Class A

      Common Stock that may be issued under the Amended 2011 Plan on the first day of each fiscal year beginning in fiscal year 2016;

    •
    FOR the approval of named executive officer compensation ("Say-on-Pay"); and

    •
    The Board makes no recommendation regarding the Stockholder Proposal.

        Q:    What can you tell me about the Stockholder Proposal?

        A:    A stockholder proposal, brought by the Comptroller of the State of New York as the trustee of the New York State Common Retirement Fund, asks the Board to report to stockholders on plans to increase gender and racial diversity on the Board

        The Board has included a statement regarding board diversity immediately following the Stockholder Proposal on page 36 of this proxy statement.

        Q:    Why did I receive a one-page notice in the mail about the Internet availability of proxy materials instead of a full set of printed proxy materials?

        A:    Under Securities and Exchange Commission (the "SEC") rules, we make our proxy materials available via the Internet. Instead of mailing printed copies of the proxy materials to all of our stockholders, the SEC rules allow us to send you, our stockholders as of the Record Date, a Notice containing instructions on how to access the proxy materials via the Internet and how to request a printed copy by mail if you prefer. Sending you the Notice and using the Internet instead of mailing printed proxy materials also saves costs and natural resources.

        Q:    Who is making this solicitation?

        A:    LinkedIn's Board is asking you for your proxy vote for the Annual Meeting.

        Q:    Who is entitled to vote at the meeting?

        A:    Stockholders Entitled to Vote.    Stockholders who our records show owned shares of either class of our common stock as of the close of business on the Record Date may vote at the Annual Meeting. On the Record Date, we had a total of 110,186,745 shares of LinkedIn Class A common stock ("Class A Common Stock") issued and outstanding, which were held of record by approximately 77 stockholders, and a total of 15,691,722 shares of LinkedIn Class B common stock ("Class B Common Stock") issued and outstanding, which were held of record by approximately 19 stockholders. The stock transfer books will not be closed between the Record Date and the date of the Annual Meeting. Each share of Class A Common Stock is entitled to one vote on each proposal and each share of Class B Common Stock is entitled to ten votes on each proposal. The Class A Common Stock and Class B Common Stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. The Class A Common Stock and Class B Common Stock, together, are referred to in this proxy statement as the "Common Stock."

        Registered Stockholders.    If your shares are registered directly in your name with LinkedIn's transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by LinkedIn. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

        Street Name Stockholders.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the Notice was forwarded to you by your broker or nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker's procedures for obtaining a legal proxy.

        Q:    Can I attend the meeting in person?

        A:    Yes. You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of the Record Date. In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver's license or passport, as well as proof of share ownership, such as a broker statement or legal proxy. Please note that since a street name stockholder is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker's procedures for obtaining a legal proxy.

        Q:    How can I get electronic access to the proxy materials?

        A:    The Notice provides you with instructions about how to:

    •
    view our proxy materials for the Annual Meeting via the Internet; and

    •
    request that we send our future proxy materials to you by mail or by email.

        By accessing the proxy materials via the Internet or choosing to receive your future proxy materials by email, you will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders' meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating your request.

        Q:    How can I vote my shares?

        A:    Registered Stockholders:    Registered stockholders may vote in person at the Annual Meeting or by one of the following methods:

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    By Mail. If you requested printed copies of the proxy materials to be mailed to you, you can complete, sign and date the proxy card and return it in the prepaid envelope provided;

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    By Telephone. Call the toll-free telephone number in the Notice and follow the recorded instructions; or

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    By Internet. Access LinkedIn's secure website registration page via the Internet, as identified in the Notice, and follow the instructions.

        Please note that the Internet and telephone voting facilities for registered stockholders will close at 11:59 p.m. Eastern Time on June 2, 2015.

        Street Name Stockholders:    If your shares are held by a broker, bank or other nominee, you should have received instructions on how to vote or instruct the broker to vote your shares from your broker, bank or other nominee. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting to vote your shares.

        Street name stockholders may generally vote by one of the following methods:

  •
  By Mail.  If you requested printed copies of the proxy materials to be mailed to you, you may vote by signing, dating and returning your voting instruction card to your broker in pre-addressed envelope provided;

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  By Methods Listed on Voting Instruction Card.  Please refer to your voting instruction card or other information provided by your bank, broker, nominee or other holder of record to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by your bank, broker, nominee or other holder of record; or

  •
  In Person With a Proxy from the Record Holder.  A street name stockholder who wishes to vote at the Annual Meeting will need to obtain a legal proxy from his or her bank, brokerage firm or other nominee. Please consult the voting instruction card provided to you by your bank, broker or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

        Q:    If I submit a proxy, how will it be voted?

        A:    When a proxy is properly completed, dated, executed and returned, the shares represented by such proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in the proxy statement are properly presented at the Annual Meeting, including any proposal for adjournment, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under "Can I change my vote?"

        Q:    Can I change my vote?

        A:    You may change your vote at any time prior to the vote at the Annual Meeting. To revoke your proxy instructions and change your vote if you are a holder of record, you must (i) attend the Annual Meeting and vote your shares in person (please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy), (ii) advise our Corporate Secretary at our principal executive office (2029 Stierlin Court, Mountain View, California 94043) of your revocation in writing before the proxy holders vote your shares, (iii) deliver later dated and signed proxy instructions (which must be received prior to the Annual Meeting) or (iv) vote again on a later date on the Internet or by telephone prior to the Annual Meeting (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted).

        Q:    What happens if I decide to attend the Annual Meeting, but I have already voted or submitted a proxy covering my shares?

        A:    You may attend the meeting and vote in person even if you have already voted or submitted a proxy. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy. If a bank, broker or other nominee holds your shares and you wish to attend the Annual Meeting and vote in person, you must obtain a legal proxy from the holder of record of the shares giving you the right to vote those shares.

        Q:    What quorum is required for the Annual Meeting?

        A:    At the Annual Meeting, the presence in person or by proxy of a majority of the aggregate voting power of the stock issued and outstanding and entitled to vote at the Annual Meeting is required for the Annual Meeting to proceed. If you have returned valid proxy instructions or attend the Annual Meeting in person, your shares of Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting. Shares represented by broker non-votes will be considered present and entitled to vote for quorum purposes.

        Q:    How are votes counted?

        A:    Each holder of shares of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held as of the Record Date, and each holder of shares of Class B Common Stock is entitled to 10 votes for each share of Class B Common Stock held as of the Record Date. The Class A Common Stock and Class B Common Stock are voting as a single class on all matters described in this proxy statement for which your vote is being solicited.

        Each director is elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. "Plurality" means that the individuals who receive the largest number of votes cast "for" are elected as directors. Abstentions and broker non-votes will have no effect on the outcome of the vote.

        The ratification of independent registered public accountants, approval of named executive officer compensation ("Say-on-Pay"), and approval of the Stockholder Proposal require the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on such proposal at the Annual Meeting. Abstentions are treated as shares present and entitled to vote for purposes of such proposal and have the same effect as a vote "against" the proposal. Broker non-votes, if any, will have no effect on the outcome of the vote.

        The amendment of the Amended 2011 Plan requires the affirmative vote of a majority of votes cast on such proposals at the Annual Meeting (votes "For" must exceed votes "Against"). For purposes of the approval of the amendment of the Amended 2011 Plan, abstentions are treated as votes cast and will have the effect of a vote "Against". Broker non-votes will have no effect on the outcome of the vote.

        Q:    What are broker non-votes?

        A:    Broker non-votes are shares held by brokers that do not have discretionary authority to vote on non-routine matters and have not received voting instructions from their clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will nevertheless have discretion to vote your shares on our sole "routine" matter—the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors or the approval of: (i) the amendment of the Amended 2011 Plan; (ii) the advisory vote on named executive officer compensation ("Say-on-Pay"); or (iii) the Stockholder Proposal, absent direction from you.

        Q:    Who will tabulate the votes?

        A:    LinkedIn has designated a representative of Broadridge Financial Solutions, Inc., as the Inspector of Election who will tabulate the votes.

        Q:    Who pays for the proxy solicitation process?

        A:    LinkedIn will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.

        Q:    May I propose actions for consideration at next year's annual meeting of stockholders or nominate individuals to serve as directors?

        A:    You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the proxy rules established by the SEC and our bylaws, as applicable. In order for a stockholder proposal to be included in our proxy statement and form of proxy for our 2016 Annual Meeting of Stockholders under rules set forth in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the proposal must be received by us no later than December 23, 2015. If a stockholder intends to submit a proposal that is not intended to be included in our proxy statement, or a nomination for director for our 2016 Annual Meeting of Stockholders, the stockholder must give us notice in accordance with the requirements set forth in our bylaws no later than the 45th day and no earlier than the 75th day prior to the one year anniversary of the mailing of the proxy statement for the 2015 Annual Meeting. If the date of the 2016 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be received no earlier than 120 days prior to the 2016 Annual Meeting and no later than the later of (i) the 90th day prior to the date of the 2016 Annual Meeting or (ii) the 10th day following the date on which public announcement of the date of the 2016 Annual Meeting is first made by LinkedIn. Our bylaws require that certain information and acknowledgments with respect to the proposal or the nominee and the stockholder making the proposal or nomination be set forth in the notice. Our bylaws have been publicly filed with the SEC and can also be found on our website at http://investors.linkedin.com/governance.cfm in the Corporate Governance section of our Investor Relations webpage.

        Q:    What should I do if I get more than one proxy or voting instruction card?

        A:    Stockholders may receive more than one set of voting materials, including multiple copies of the Notice, these proxy materials, proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate copies of the Notice for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one Notice. You should vote in accordance with all of the Notices you receive relating to our Annual Meeting to ensure that all of your shares are counted.

        Q:    How do I obtain a separate set of proxy materials or request a single set for my household?

        A:    We have adopted a procedure approved by the SEC called "householding." Under this procedure, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice and our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees and the use of natural resources. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card.

        If you wish to receive a separate Notice, proxy statement or annual report at this time, please request the additional copy by contacting our transfer agent, Computershare Trust Company, N.A., by telephone at 1-877-373-6374 (U.S.) or +1-781-575-3120 (outside the U.S.), or by email at web.queries@computershare.com. If any stockholders in your household wish to receive a separate annual report and a separate proxy statement in the future, they may contact Investor Relations, LinkedIn Corporation, 2029 Stierlin Court, Mountain View, CA 94043. They may also send an email to Investor Relations at investors@linkedin.com or call 650-687-3600. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by contacting Investor Relations.

        Q:    What if I have questions about lost stock certificates or need to change my mailing address?

        A:    You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at 1-877-373-6374 (U.S.) or +1-781-575-3120 (outside the U.S.), or by email at web.queries@computershare.com, if you have lost your stock certificate or need to change your mailing address.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

        The Board is composed of seven members: A. George "Skip" Battle, Reid Hoffman, Leslie Kilgore, Stanley J. Meresman, Michael J. Moritz, David Sze and Jeffrey Weiner. Mr. Hoffman serves as Chair of our Board and Mr. Battle is our Lead Independent Director.

        Our Board has determined that Messrs. Battle, Meresman, Moritz and Sze and Ms. Kilgore, representing five of our seven directors, are "independent" as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the New York Stock Exchange ("NYSE"). There are no family relationships between any director and an executive officer.

        The Board held five meetings during fiscal year 2014. The Board also acted nine times by unanimous written consent. Each director attended at least 80% of the aggregate number of meetings of our Board and the committees on which such director served during fiscal year 2014. Our Board members are strongly encouraged, per our Corporate Governance Guidelines, to attend each annual meeting of stockholders, and all of our directors attended the 2014 Annual Meeting, either in person or telephonically.

Information about the Directors and Nominees

        In accordance with our certificate of incorporation, our Board is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve until the third annual meeting following election or until their successors are duly elected and qualified. Set forth below is information regarding our directors and the nominees as of April 17, 2015:

Name	Age	Position	Director Since
Directors with terms expiring at the 2015 Annual Meeting (Class I)
Leslie Kilgore	49	Director	2010
Jeffrey Weiner	45	Chief Executive Officer and Director	2009
Directors whose terms will expire at the 2016 Annual Meeting (Class II)
A. George "Skip" Battle	71	Lead Independent Director	2010
Michael J. Moritz	60	Director	2011
Directors whose terms will expire at the 2017 Annual Meeting (Class III)
Reid Hoffman	47	Chair	2003
Stanley J. Meresman	68	Director	2010
David Sze	49	Director	2004

Business Experience and Qualifications of Directors

  Nominees/Class I Directors (Current Term Will Expire at the 2015 Annual Meeting)

        Leslie Kilgore has served on our Board of Directors since March 2010. Ms. Kilgore served as the Chief Marketing Officer (formerly Vice President of Marketing) of Netflix, Inc., an internet television network, from March 2000 to February 2012, and has served as a member of the board of directors of Netflix since January 2012. From February 1999 to March 2000, Ms. Kilgore served as Director of Marketing for Amazon.com, Inc., an Internet retailer. Ms. Kilgore served as a Brand Manager for The Procter & Gamble Company, a manufacturer and marketer of consumer products, from August 1992 to

February 1999. Ms. Kilgore holds an M.B.A. from the Stanford Graduate School of Business, awarded in 1992, and a B.S. from The Wharton School at the University of Pennsylvania, awarded in 1987. Ms. Kilgore was selected to serve on our Board and was nominated to continue serving as a director on our Board due, in part, to her extensive experience in marketing and the consumer products industry. Ms. Kilgore qualifies as an "audit committee financial expert" under SEC guidelines.

        Jeffrey Weiner has served as our Chief Executive Officer since June 2009 and as a member of our Board of Directors since July 2009. Mr. Weiner served as our interim President from December 2008 to June 2009. Prior to LinkedIn, Mr. Weiner was an Executive in Residence at Greylock Partners and Accel Partners, both venture capital firms, from September 2008 to June 2009, where he focused on advising the leadership teams of the firms' consumer technology portfolio companies and worked closely with the partners to evaluate new investment opportunities. Previously, Mr. Weiner held several key leadership roles at Yahoo! Inc., one of the world's largest digital media companies, from May 2001 to June 2008, including most recently as an Executive Vice President where he was responsible for many of the company's consumer-facing products. In addition to LinkedIn, Mr. Weiner serves on the board of directors of Intuit Inc., a provider of business and financial management solutions, as well as DonorsChoose.org, and Malaria No More. He is also a member of the advisory board at Venture For America and the advisory council at The Boys & Girls Clubs of the Peninsula. He holds a B.S. in Economics from The Wharton School at the University of Pennsylvania. Mr. Weiner was selected to serve on our Board and was nominated to continue serving as a director on our Board due, in part, to the perspective and experience he brings as our Chief Executive Officer and his extensive background in the Internet industry.

  Class II Directors (Current Term Will Expire at the 2016 Annual Meeting)

        A. George "Skip" Battle has served on our Board of Directors since February 2010 and was appointed as our Lead Independent Director in December 2010. During the last five years, Mr. Battle has been serving on the boards of directors of various public and private companies. From January 2004 to July 2005, Mr. Battle served as Executive Chairman of Ask Jeeves, Inc., an Internet search engine company, and from December 2000 to January 2004 he served as Chief Executive Officer of Ask Jeeves. From June 2005 until May 2011 he served as a member of the board of directors of Advent Software, Inc., a software and consulting company, from June 1997 to December 2012 he served as a trustee of the Masters Select family of mutual funds, and from December 2006 to July 2014, he served as a member of the board of directors of OpenTable, Inc., an online network connecting reservation-taking restaurants and people who dine at those restaurants. From 1968 until his retirement in 1995, Mr. Battle served in management roles at Arthur Andersen LLP and then Andersen Consulting LLP (now Accenture), where he became worldwide managing partner of market development and a member of the firm's executive committee. Mr. Battle is currently the chairman of the board of directors for Fair Isaac Corporation, an analytic products company, and is also a member of the board of directors for Netflix, Inc., an Internet television network, Expedia, Inc., an online travel reservations provider, and Workday, Inc., a company that provides enterprise cloud applications for human resources and finance. He holds an M.B.A. from the Stanford Graduate School of Business, awarded in 1968 and a B.A. in Economics from Dartmouth College, awarded in 1966. Mr. Battle was selected to serve on our Board of Directors due, in part, to his extensive background in public accounting and auditing, as well as his experience in the Internet industry. Mr. Battle qualifies as an "audit committee financial expert" under Securities and Exchange Commission, or the SEC guidelines. In addition, his current service on other public company boards of directors provides us with important perspectives on corporate governance matters.

        Michael J. Moritz has served on our Board of Directors since January 2011. Mr. Moritz has been a Managing Member of Sequoia Capital, a venture capital firm, since 1986, and has served as Chair of Sequoia Capital Operations, LLC since 2012. He currently serves as a director for Green Dot

Corporation, a provider of general purpose reloadable pre-paid debit cards, and GameFly, Inc., an online video game rental service company. Mr. Moritz previously served as a director of a variety of companies, including Flextronics Ltd., Google Inc., PayPal, Inc., Yahoo! Inc., Zappos.com, Inc. and Kayak Software Corporation. Mr. Moritz holds an M.A. in Modern History from Christ Church, Oxford, awarded in 1976. Mr. Moritz was selected to serve on our Board due, in part, to his extensive background in and experience with the venture capital industry, providing guidance and counsel to a wide variety of Internet and technology companies and service on the boards of directors of a range of public and private companies.

  Class III Directors (Current Term Will Expire at the 2017 Annual Meeting)

        Reid Hoffman is one of our co-founders and has served on our Board of Directors since March 2003. He was appointed Chair of our Board in December 2010. He has also been a Partner at Greylock Partners, a venture capital firm, since November 2009. Previously, he served as our Chief Executive Officer from March 2003 to February 2007 and from December 2008 to June 2009. Mr. Hoffman also served as our President, Products from February 2007 to December 2008, and as our Executive Chair from June 2009 to November 2009. Prior to LinkedIn, Mr. Hoffman was Executive Vice President of PayPal Inc., an online payment company, from January 2000 to October 2002. Mr. Hoffman serves on the board of directors for several private companies and non-profit organizations, including Edmodo, Exploratorium, Kiva.org, and Mozilla Corporation. Mr. Hoffman served as a member of the board of directors of Zynga Inc., a public social gaming company, from January 2008 to June 2014. Mr. Hoffman holds a Master's degree in Philosophy from Oxford University, awarded in 1993, and a B.S. in Symbolic Systems from Stanford University, awarded in 1990. Mr. Hoffman was selected to serve on our Board due to the perspective and experience he brings as one of our founders and as one of our largest stockholders, as well as his extensive experience with technology companies.

        Stanley J. Meresman has served on our Board of Directors since October 2010. During the last five years, Mr. Meresman has served on the boards of directors of various public and private companies, including service as Chair of the audit committee for various companies. He served as a member of the board of directors of Riverbed Technologies, Inc. from March 2005 to May 2012 and as a member of the board of directors of Meru Networks, Inc. from September 2010 to May 2013. Mr. Meresman was a Venture Partner with Technology Crossover Ventures, a private equity firm, from January 2004 through December 2004 and was General Partner and Chief Operating Officer of Technology Crossover Ventures from November 2001 to December 2003. During the four years prior to joining Technology Crossover Ventures, Mr. Meresman was a private investor and board member and advisor to several technology companies. From May 1989 to May 1997, Mr. Meresman was the Senior Vice President and Chief Financial Officer of Silicon Graphics, Inc., a manufacturer of high-performance computing solutions. Prior to Silicon Graphics, he was Vice President of Finance and Administration and Chief Financial Officer of Cypress Semiconductor, a semiconductor company. Mr. Meresman currently serves as a director and Chair of the Audit Committee of both Zynga Inc., a public social gaming company, and Palo Alto Networks, Inc., a leader in enterprise security. He also serves as a director of several private companies. Mr. Meresman holds an M.B.A. from the Stanford Graduate School of Business, awarded in 1972, and a B.S. in Industrial Engineering and Operations Research from the University of California, Berkeley, awarded in 1968. Mr. Meresman was selected to serve on our Board due, in part, to his background as Chair of the audit committee of other public companies and his financial and accounting expertise from his prior extensive experience as Chief Financial Officer of two publicly traded corporations. Mr. Meresman qualifies as an "audit committee financial expert" under SEC guidelines. In addition, his current service on other public company boards of directors provides us with important perspectives on corporate governance matters.

        David Sze has served on our Board of Directors since September 2004. Mr. Sze is a Partner at Greylock Partners, which he joined in 2000. Prior to Greylock Partners, Mr. Sze was Senior Vice

President of Product Strategy at Excite and then Excite@Home. As an early employee at Excite, Mr. Sze also held roles as General Manager of Excite.com and Vice President of Content and Programming for the Excite Network. Prior to Excite, he was in product marketing and development at Electronic Arts, Inc. and Crystal Dynamics, respectively. He started his career in management consulting for Marakon Associates and The Boston Consulting Group. Mr. Sze currently serves on the board of directors of Pandora Media, Inc., an Internet radio provider, and serves on the boards of directors of several private companies. Mr. Sze holds an M.B.A. from the Stanford Graduate School of Business, awarded in 1993, and a B.A. from Yale University, awarded in 1988. Mr. Sze was selected to serve on our Board due, in part, to his extensive background with Internet and technology companies.

Committees of the Board of Directors

        The Board of Directors has established the following standing committees: an Audit Committee, a Compensation Committee and a Governance and Nominating Committee.

        The following chart details the membership of each standing committee, which is current as of April 17, 2015, and the number of meetings for each committee in fiscal year 2014.

Name of Director	Audit		Compensation		Governance and Nominating
A. George "Skip" Battle	M		M		C
Leslie Kilgore	M		C		M
Stanley J. Meresman	C		M		M
Number of Meetings in fiscal year 2014	9	*	8	**	5

  M = Member C = Chair

*
In addition to its nine meetings, the Audit Committee also acted one time by unanimous written consent.

**
In addition to its eight meetings, the Compensation Committee also acted three times by unanimous written consent.

  Audit Committee

        Our Audit Committee provides oversight of our accounting and financial reporting process, the audit of our financial statements, and our internal control function. Among other matters, our Audit Committee assists the Board in oversight of the integrity of our financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements, the organization and performance of our internal audit function, and the independent auditors' qualifications, independence and performance. The Audit Committee reviews the scope of the annual audit; reviews and discusses with management and the independent auditors the results of the annual audit and the review of our quarterly consolidated financial statements including the disclosures in our annual and quarterly reports filed with the SEC; reviews our risk assessment and risk management processes; is responsible for the engagement, retention and compensation of the independent auditors; oversees our internal audit function; oversees compliance with SEC and other legal and regulatory requirements; establishes procedures for receiving, retaining and investigating complaints received by us regarding accounting, internal accounting controls or audit matters; approves audit and permissible non-audit services provided by our independent auditor; and reviews and approves related party transactions under Item 404 of Regulation S-K

        The current members of our Audit Committee are Mr. Meresman, who is the Chair of the committee, Mr. Battle and Ms. Kilgore. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. Our Board has determined that all of the members of the Audit Committee are audit committee financial experts as defined under the applicable rules of the SEC and have the requisite financial sophistication as defined under the rules and regulations of the NYSE. All of the members of our Audit Committee are independent directors as defined under the applicable rules and regulations of the SEC and the NYSE including the enhanced independence requirements for Audit Committee members.

        The Audit Committee Report is included elsewhere in this proxy statement. A copy of the Audit Committee's written charter is available on our website at http://investors.linkedin.com/governance.cfm in the Corporate Governance section of our Investor Relations webpage.

  Compensation Committee

        Our Compensation Committee adopts, amends, and administers the compensation policies, plans and benefit programs for our executive officers and all other members of our executive team. In addition, among other things, our Compensation Committee provides oversight of and administers our equity compensation and equity incentive compensation plans and programs; annually evaluates, in consultation with the Board, the performance of our CEO, reviews and approves corporate goals and objectives relevant to the compensation of our CEO and other executives, including compensation plans, policies, programs and arrangements not available to employees, and evaluates the performance of these executives in light of those goals and objectives. Our Compensation Committee is also responsible for making recommendations regarding director compensation to the full Board, taking into account their independence status. The current members of our Compensation Committee are Ms. Kilgore, who is the Chair of the committee, Mr. Battle and Mr. Meresman. All of the members of our Compensation Committee are independent under the applicable rules and regulations of the SEC and the NYSE, Section 16 of the Exchange Act and Section 162(m) of the Internal Revenue Code, or the Code.

        The Compensation Committee Report is included elsewhere in this proxy statement. A copy of the Compensation Committee's written charter is available on our website at http://investors.linkedin.com/governance.cfm in the Corporate Governance section of our Investor Relations webpage.

  Governance and Nominating Committee

        Our Governance and Nominating Committee is responsible for, among other things, reviewing and making recommendations to the full Board regarding corporate governance, the composition of our Board, identification, evaluation and nomination of director candidates, the structure and composition of committees of our Board and stockholder Board nominations and proposals. In addition, our Governance and Nominating Committee oversees our corporate governance guidelines, reviews and makes recommendations regarding our committee charters, oversees compliance with our code of business conduct and ethics, contributes to succession planning, reviews actual and potential conflicts of interest of our directors and officers other than related party transactions reviewed by the Audit Committee and oversees the board self-evaluation process. The current members of our Governance and Nominating Committee are Mr. Battle, who is the Chair of the committee, Ms. Kilgore and Mr. Meresman. All of the members of our Governance and Nominating Committee are independent under the rules and regulations of the NYSE.

        A copy of the Governance and Nominating Committee's written charter is available on our website at http://investors.linkedin.com/governance.cfm in the Corporate Governance section of our Investor Relations webpage.

  Stockholder Recommendations

        Stockholders can recommend qualified nominees for our Board to the Governance and Nominating Committee by submitting a proposal to our Corporate Secretary at 2029 Stierlin Court, Mountain View,

California 94043. Written submissions which include the following requirements will be forwarded to the Governance and Nominating Committee for review and consideration:

  •
  the nominee's name, age, business address and residence address;

  •
  the principal occupation or employment of the nominee;

  •
  the class and number of shares of the Company that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee;

  •
  whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee;

  •
  a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder;

  •
  a written statement executed by the nominee acknowledging that as a director of the Company, the nominee will owe a fiduciary duty under Delaware law with respect to the Company and its stockholders; and

  •
  any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation the nominee's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected.

        In addition to these requirements, stockholder nominations must meet the other requirements set forth in our bylaws. For a description of the process for nominating directors in accordance with our bylaws, please see "May I propose actions for consideration at next year's annual meeting of stockholders or nominate individuals to serve as directors?" in the section "Questions and Answers about the Proxy Materials and Our Annual Meeting" at the beginning of this proxy statement.

  Director Qualifications

        The Governance and Nominating Committee works with the Board to determine periodically, as appropriate, the desired Board qualifications, expertise and characteristics, including such factors as business experience and diversity; and with respect to diversity, the Governance and Nominating Committee may consider such factors as differences in professional background, education, skill, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board.

        The Governance and Nominating Committee and the Board evaluate each individual in the context of the membership of the Board as a group, with the objective of having a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of background and experience in the various areas. Each director should be an individual of high character and integrity. In determining whether to recommend a director for re-election, the Governance and Nominating Committee also considers the director's past attendance at meetings, participation in and contributions to the activities of the Board and the Company and other qualifications and characteristics set forth in the Governance and Nominating Committee Charter.

        Each director must ensure that other existing and anticipated future commitments do not materially interfere with the members' service as a director. Any employee director must submit his or her offer of resignation from the Board in writing upon termination of employment with the Company. Upon change of his or her principal employer, any non-employee director must submit his or her offer of resignation from the Board in writing to the Chair of the Governance and Nominating Committee. The Board, through the Governance and Nominating Committee, will determine whether to accept or reject such resignation and will make a recommend to the Board as to whether to accept or reject the offer of resignation, or whether other action should be taken.

  Identification and Evaluation of Nominees for Directors

        Our Governance and Nominating Committee uses a variety of methods for identifying and evaluating nominees for directors. Our Governance and Nominating Committee regularly assesses the appropriate size and composition of our Board, the needs of the Board and the respective committees of the Board, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Governance and Nominating Committee through stockholders, management, current members of the Board, or search firms. The evaluation of these candidates may be based solely upon information provided to the committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the committee deems appropriate, including the use of third parties to review candidates.

  Board Self-Evaluation

        Our Board performs an annual self-assessment, led by the Chair of our Governance and Nominating Committee, to, among other things, evaluate the effectiveness of the Board and its committees in fulfilling their respective obligations.

Compensation Committee Interlocks and Insider Participation

        During fiscal year 2014, Messrs. Battle and Meresman and Ms. Kilgore served on our Compensation Committee. None of the members of our Compensation Committee is or has at any time been one of our officers or was during fiscal year 2014 an employee of the Company. None of our executive officers currently serves or in the past year has served as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Communications with the Board of Directors

        Stockholders and other interested parties may communicate with our Board of Directors at the following address:

  The Board of Directors
  c/o Corporate Secretary
  LinkedIn Corporation
  2029 Stierlin Court
  Mountain View, CA 94043

        Communications are distributed to our Board or to any individual director, as appropriate, depending on the facts and circumstances outlined in the communication. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.

Corporate Governance Guidelines and Code of Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our executive officers and directors, and those employees responsible for financial reporting. We have also adopted Corporate Governance Guidelines, which, in conjunction with our certificate of incorporation, bylaws, charters of the committees of our Board, form the framework for our corporate governance. Both our Code of Business Conduct and Ethics and our Corporate Governance Guidelines are available on our website in the Investor Relations section under the menu entry: Corporate Governance (http://investors.linkedin.com/governance.cfm). To the extent mandated by legal requirements, we intend to disclose on our website any amendments to our Code of Business Conduct and Ethics, or any waivers of its requirements.

Board Leadership and Role in Risk Oversight

        We believe that our Board and committee structure provides strong overall management of the Company. While our Board Chair and Chief Executive roles are separate, our current Board Chair, Reid Hoffman, is not independent under NYSE rules given his holdings in and voting control over the Company. The Board believes that Mr. Hoffman's service as Board Chair is appropriate and is in the best interests of the Board, the Company and its stockholders. The Board determined that it would be beneficial to have a Lead Independent Director to, among other things, preside over executive sessions of the independent directors. The complementary roles of the Board Chair and the Lead Independent Director help to lead the Board effectively.

        Mr. Hoffman, our Board Chair is a co-founder of the Company and, until 2009, he was an employee. He brings valuable insight given his tenure with us, as well as his knowledge of our industry. Our Lead Independent Director, Skip Battle, is independent under the NYSE rules and has deep technology and financial experience. Mr. Battle also has significant experience on the boards of directors of other public and private companies, specifically technology companies, at various stages of their development. Jeff Weiner, our CEO is also a director, which brings an internal perspective to our Board, and we have two directors that are affiliated with early investors in the Company who are very familiar with our business, culture and values. Our Lead Independent Director and two other independent directors, who all serve on our standing committees, provide perspectives from their own experience and expertise, which ensures that we have a broad range of backgrounds and viewpoints informing our Board and committees' decision-making and strategic thinking.

        Our Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees. These committees then provide reports to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment, and management of critical risks and management's risk mitigation strategies. These areas of focus include strategic, operational, financial and reporting, succession and compensation, compliance, and other risks. Our Board, including its committees, oversees risks associated with their respective areas of responsibility, as summarized below. Each committee meets in executive session with key management personnel and representatives of outside advisors as necessary.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Strategic, financial and execution risks and exposures associated with our business strategy, product innovation and sales road map, policy matters, significant litigation and regulatory exposures, and other current matters that may present material risk to our financial performance, operations, infrastructure, plans, prospects or reputation, acquisitions and divestitures.
Audit Committee

Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, investment guidelines and credit and liquidity matters, our programs and policies relating to legal compliance and strategy, and our operational infrastructure, particularly reliability, business continuity and capacity.

Governance and Nominating Committee	Risks and exposures associated with director and management succession planning, corporate governance and overall Board effectiveness.
Compensation Committee	Risks and exposures associated with leadership assessment, executive compensation programs and arrangements, including overall incentive and equity plans

Director Compensation

        Neither Mr. Weiner nor Mr. Hoffman receives compensation for his service on the Board of Directors. In addition, given the value of the investments made by the funds with which Messrs. Moritz and Sze are affiliated as well as the internal policies of certain of those funds, to date, we have not provided them with compensation for their service on the Board. Messrs. Battle and Meresman, and Ms. Kilgore serve on each of the committees of our Board. On April 24, 2014, in connection with their service, our Board approved the grant of equity awards to each of them with a targeted value of $395,000 pursuant to our Compensation Committee's valuation methodology. The value of the equity awards was allocated as follows: 70% of the value in Restricted Stock Units ("RSUs") for shares of our Class A Common Stock, and 30% of the value in stock options for shares of our Class A Common Stock. Our Compensation Committee's valuation methodology provided that the number of RSUs was calculated using an average stock price for the month preceding the 2014 Annual Meeting, and the stock options were valued at a 2:1 ratio of options to RSUs. The grants of RSUs were made on June 10, 2014, the date of our 2014 Annual Meeting of Stockholders. The grants of stock options were made, and the exercise price of such stock options was equal to the closing price of the Company's Class A Common Stock, on August 4, 2014, the first trading day of an open trading window following our 2014 Annual Meeting. Given the value of this equity compensation, none of Messrs. Battle or Meresman or Ms. Kilgore receives cash compensation for their service on the Board of Directors. We reimburse our non-employee directors for reasonable expenses in connection with attendance at Board of Director and committee meetings.

  Director Equity Awards

        The following table sets forth information regarding the equity compensation granted to our non-employee directors during the fiscal year 2014.

Name	RSU Awards ($)(1)	Option Awards ($)(1)	Total Director Compensation ($)	RSU Awards (#)(2)	Option Awards (#)(3)
A. George "Skip" Battle(4)	297,898	116,196	414,094	1,820	1,560
Reid Hoffman(4)	—	—	—	—	—
Leslie Kilgore(4)	297,898	116,196	414,094	1,820	1,560
Stanley Meresman(4)	297,898	116,196	414,094	1,820	1,560
Michael Moritz(4)	—	—	—	—	—
David Sze(4)	—	—	—	—	—

(1)
The amounts included in the "RSU Awards" and "Option Awards" columns represent the aggregate grant date fair value of RSU awards and Option awards calculated in accordance with authoritative accounting guidance on stock-based compensation. The valuation assumptions used in determining such amounts are described in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K filed on February 12, 2015. Pursuant to our Compensation Committee's valuation methodology, at the time the grants were approved, the targeted value of the grants was $395,000.

(2)
RSU awards shown in the table above vest at a rate of 25% per quarter on August 15, 2014, November 15, 2014, February 15, 2015 and May 15, 2015.

(3)
The stock option awards in the table above vest at a rate of 8.33% each month beginning on June 10, 2014 through the earlier of, June 1, 2015, or the 2015 Annual Meeting of Stockholders.

(4)
At the end of fiscal year 2014, Mr. Battle held a total of 910 outstanding RSUs and a total of 2,878 outstanding options; Ms. Kilgore held a total of 910 outstanding RSUs and a total of 3,993 outstanding options; and Mr. Meresman held a total of 910 outstanding RSUs and a total of 3,993 outstanding options. Mr. Hoffman held no RSUs or options for his own account at the end of fiscal year 2014, but is Trustee of the Weiner 2012 Irrevocable Trust, which does have an interest in one of Mr. Weiner's options for Class B Common Stock—see footnote 1 to the table "Security Ownership of Certain Beneficial Owners and Management" below. Messrs. Moritz and Sze held no outstanding RSUs or options at the end of fiscal year 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 31, 2015 as to (i) each person who is known by us to beneficially own more than 5% of our outstanding Common Stock, (ii) each of the executive officers and other persons named in the Summary Compensation Table, (iii) each director and nominee for director, and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address of each listed stockholder is c/o LinkedIn Corporation, 2029 Stierlin Court, Mountain View, California 94043.

        Applicable percentage ownership is based on 110,178,629 shares of Class A Common Stock and 15,699,338 shares of Class B Common Stock outstanding at March 31, 2015. In computing the number of shares of stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2015, and shares issuable upon the vesting of restricted stock units within 60 days of March 31, 2015. However, we did not deem these shares to be outstanding for the purpose of computing the percentage ownership of any other person.

	Class A Common Stock		Class B Common Stock†
					% of Total Voting Power#
Name of Beneficial Owner	Shares	%	Shares	%
5% Stockholders:
Reid Hoffman and Michelle Yee, Trustees of the Reid Hoffman and Michelle Yee Living Trust dated October 27, 2009(1)	—	—	14,710,745	92.4	54.6
T. Rowe Price Associates, Inc.(2)	6,961,823	6.3	—	—	2.6
Sands Capital Management Inc.(3)	6,696,076	6.1	—	—	2.5
Capital World Investors(4)	6,563,500	6.0	—	—	2.5
BlackRock, Inc.(5)	6,058,485	5.5	—	—	2.3
Prudential Financial, Inc.(6)	6,013,083	5.5	—	—	2.3
Jennison Associates LLC(7)	6,005,677	5.5	—	—	2.3
Named Executive Officers and Directors:
Jeffrey Weiner(8)	277,556	*	566,960	3.5	2.2
Steven Sordello(9)	64,586	*	159,095	1.0	*
Michael Callahan(10)	586	*	—	—	*
Michael Gamson(11)	14,604	*	155,495	1.0	*
J. Kevin Scott(12)	20,730	*	—	—	*
A. George "Skip" Battle(13)	17,112	*	7,500	*	*
Reid Hoffman(14)	—	—	14,710,745	92.4	54.6
Leslie Kilgore(15)	7,242	*	37,500	*	*
Stanley Meresman(16)	5,409	*	7,819	*	*
Michael Moritz(17)	671,620	*	—	*	*
David Sze(18)	45,938	*	—	—	*
All executive officers and directors as a group (11 persons)(19)	1,125,383	1.0	15,645,114	94.7	57.2

†
Options to purchase Class B Common Stock included in this table may be early exercisable, and to the extent such shares of Class B Common Stock are unvested as of a given date, such Class B Common Stock will remain subject to a right of repurchase held by us. The Class B Common Stock is convertible at any time by the holder into shares of Class A Common Stock on a share-for-share basis, such that each holder of Class B Common Stock beneficially owns an equivalent number of Class A Common Stock.

#
Percentage total voting power represents voting power with respect to all shares of our Class A and Class B Common Stock, as a single class. Each holder of Class B Common Stock shall be entitled to ten votes per share of Class B Common Stock and each holder of Class A Common Stock shall be entitled to one vote per share of Class A Common Stock on all matters submitted to our stockholders for a vote. The Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.

*
Represents beneficial ownership of less than 1%.

(1)
Mr. Hoffman's ownership consists of 14,489,899 shares of Class B Common Stock owned by the Reid Hoffman and Michelle Yee Living Trust dated October 27, 2009 ("Hoffman Trust"). Reid Hoffman retains sole voting and dispositive power over these shares. His ownership also includes 220,846 shares of Class B Common Stock issuable pursuant to fully-vested stock options exercisable within 60 days of March 31, 2015 that are held by the Weiner 2012 Irrevocable Trust, of which Mr. Hoffman is the Trustee. In August 2014, options exercisable for shares of Class B Common Stock were transferred from the beneficial ownership of Jeffrey Weiner, our CEO, to the Weiner 2012 Irrevocable Trust. Mr. Weiner has no pecuniary, dispositive or voting control of the options or underlying shares. Mr. Hoffman has sole voting and dispositive power over the shares held in the Weiner 2012 Irrevocable Trust, but he has no pecuniary interest therein and disclaims beneficial ownership of these shares. The address for Mr. Hoffman is 2029 Stierlin Court, Mountain View, CA 94043.

(2)
According to a Schedule 13(G)/A filed February 13, 2015, the 6,961,823 Class A Common Stock shares reported by T. Rowe Price Associates, Inc. ("TRP") are owned, or may be deemed to be beneficially owned, by TRP, an investment adviser, which holds sole voting power of 2,281,178 Class A Common Stock shares and sole dispositive power of 6,961,823 Class A Common Stock shares. The address for TRP is 100 E. Pratt Street, Baltimore, MD 21202.

(3)
According to a Schedule 13(G) filed February 12, 2015, the 6,696,076 Class A Common Stock shares reported by Sands Capital Management, LLC ("Sands") are owned, or may be deemed to be beneficially owned, by Sands, an investment adviser, which holds sole voting power of 4,902,574 Class A Common Stock shares and sole dispositive power of 6,696,076 Class A Common Stock shares. The address for Sands is 1101 Wilson Blvd., Suite 2300, Arlington, VA 22209.

(4)
According to a Schedule 13(G) filed February 13, 2015, the 6,563,500 Class A Common Stock shares reported by Capital World Investors ("Capital") are owned, or may be deemed to be beneficially owned, by Capital, an investment adviser, which holds sole voting power and dispositive power of 6,563,500 Class A Common Stock shares. The address for Capital is 333 South Hope Street, Los Angeles, CA 90071.

(5)
According to a Schedule 13(G)/A filed February 2, 2015, the 6,058,485 Class A Common Stock shares reported by BlackRock, Inc. ("BlackRock") are owned, or may be deemed to be beneficially owned, by BlackRock, the parent holding company, which holds sole voting power of 4,999,636 of Class A Common Stock shares and sole dispositive power of 6,053,380 Class A Common Stock shares and shared voting and dispositive power of 5,105 Class A Common Stock shares. The 6,058,485 Class A Common Stock shares reported are owned, directly or indirectly, by BlackRock or its subsidiaries, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd., BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd., BlackRock Investment Management, LLC, BlackRock Japan Co. Ltd., and BlackRock Life Limited. The address for these entities is 55 East 52nd Street, New York, NY10022.

(6)
According to a Schedule 13(G)/A filed January 27, 2015, the 6,013,083 Class A Common Stock shares reported by Prudential Financial, Inc. ("Prudential") are owned, or may be deemed to be beneficially owned, by Prudential, the parent holding company, which holds sole voting and dispositive power of 326,161 Class A Common Stock shares, share voting power of 3,181,630 Class A Common Stock shares and shared dispositive power of 5,686,922 Class A Common Stock shares. The 6,013,083 Class A Common Stock shares reported are owned, directly or indirectly, by Prudential or its investment advisors, The Prudential Insurance Company of America, Jennison Associates LLC, Prudential Investment Management, Inc. or Quantitative Management Associates LLC. The address for these entities is 751 Broad Street, Newark, NJ 07102-3777.

(7)
According to a Schedule 13(G)/A filed February 9, 2014, the 6,005,677 Class A Common Stock shares reported by Jennison Associates LLC ("Jennison"), are held as a result of Jennison's role as an investment adviser of several managed portfolios. Jennison may be deemed to be the beneficial owner of the Class A Common Stock. Jennison has sole voting power of 3,500,385 shares and shared dispositive power of 6,005,677 shares. The address for Jennison is 466 Lexington Avenue, New York, NY 10017.

(8)
Mr. Weiner's ownership consists of (i) 72,502 shares of Class A Common Stock; (ii) 19,278 shares of Class A Common Stock issuable pursuant to restricted stock units that will vest within 60 days of March 31, 2015; (iii) 185,776 shares of Class A Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2015; and (iv) 566,960 shares of Class B Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2015. His ownership does not include 220,846 shares of Class B Common Stock issuable pursuant to fully-vested stock options exercisable within 60 days of March 31, 2015 that are held by the Weiner 2012 Irrevocable Trust, of which Reid Hoffman, our Board Chair, is the Trustee. In August 2014, options exercisable for shares of Class B Common Stock were transferred from the beneficial ownership of Mr. Weiner to the Weiner 2012 Irrevocable Trust. Mr. Weiner has no pecuniary, dispositive or voting control of the options or underlying shares. Mr. Hoffman has sole voting and dispositive power over the shares held in the Weiner 2012 Irrevocable Trust, but he has no pecuniary interest therein.

(9)
Mr. Sordello's ownership consists of (i) 31,769 shares of Class A Common Stock held of record by Steven Sordello & Susan Sordello Trust dated September 19, 2003 for which Mr. Sordello serves as the trustee ("Sordello Trust"); (ii) 6,775 shares of Class A Common Stock issuable pursuant to restricted stock units that will vest within 60 days March 31, 2015; (iii) 26,042 shares of Class A Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2015; and (iv) 159,095 shares of Class B Common Stock, held of record by the Sordello Trust.

(10)
Mr Callahan's ownership consists of (i) 110 shares of Class A Common Stock; and (ii) 303 shares of Class A Common Stock issuable pursuant to restricted stock units that will vest within 60 days of March 31, 2015; and (iii) 173 shares of Class A Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2015.

(11)
Mr. Gamson's ownership consists of (i) 1,098 shares of Class A Common Stock; (ii) 6,988 shares of Class A Common Stock issuable pursuant to restricted stock units that will vest within 60 days of March 31, 2015; (iii) 6,518 shares of Class A Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2015; (iv) 120,000 shares of Class B Common Stock; and (v) 35,495 shares of Class B Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2015.

(12)
Mr. Scott's ownership consists of (i) 299 shares of Class A Common Stock; (ii) 11,689 shares of Class A Common Stock issuable pursuant to restricted stock units that will vest within 60 days of March 31, 2015; and (iii) 8,742 shares of Class A Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2015.

(13)
Mr. Battle's ownership consists of (i) 11,855 shares of Class A Common Stock; (ii) 455 shares of Class A Common Stock issuable pursuant to restricted stock units that will vest within 60 days of March 31, 2015; (iii) 2,054 shares of Class A Common Stock held of record by the George Battle 2011 Separate Property Trust dated October 26, 2011; (iv) 2,748 shares of Class A Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2015; and (v) 7,500 shares of Class B Common Stock.

(14)
Mr. Hoffman's ownership is through the Hoffman Trust, described above.

(15)
Ms. Kilgore's ownerships consists of (i) 2,924 shares of Class A Common Stock; (ii) 455 shares of Class A Common Stock issuable pursuant to restricted stock units that will vest within 60 days of March 31, 2015; (iii) 3,863 shares of Class A Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2015; and (v) 37,500 shares of Class B Common Stock.

(16)
Mr. Meresman's ownership consists of (i) 1,091 shares of Class A Common Stock held of record by Stanley J. Meresman and Sharon A. Meresman, Trustees of the Meresman Family Trust UDT dated September 13, 1989 ("Meresman Trust"); (ii) 455 shares of Class A Common Stock issuable pursuant to restricted stock units that will vest within 60 days of March 31, 2015; (iii) 3,863 shares of Class A Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2015; and (iv) 7,819 shares of Class B Common Stock held of record by the Meresman Trust.

(17)
Mr. Moritz' ownership consists of 671,620 shares of Class A Common Stock held of record by The Maximus Trust dated March 19, 1996 for which Mr. Moritz serves as a trustee.

(18)
Mr. Sze's ownership consists of 45,938 shares of Class A Common Stock.

(19)
Consists of (i) 841,260 shares of Class A Common Stock beneficially owned by the current directors and executive officers; (ii) 237,725 shares of Class A Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2015; (iii) 46,398 shares of Class A Common Stock issuable pursuant to restricted stock units that will vest within 60 days of March 31, 2015; (iv) 14,821,813 shares of Class B Common Stock; and (v) 823,301 shares of Class B Common Stock issuable pursuant to stock options exercisable within 60 days of March 31, 2015.

PROPOSAL ONE: ELECTION OF DIRECTORS

        Our Board of Directors consists of seven members. In accordance with our certificate of incorporation, our Board is divided into three classes with staggered three-year terms. At the 2015 Annual Meeting, two Class I directors will each be elected for three-year terms.

Nominees

        The Governance and Nominating Committee of the Board recommended, and the Board approved, Leslie Kilgore and Jeffrey Weiner as nominees for election as Class I directors at the Annual Meeting. If elected, each of Leslie Kilgore and Jeffrey Weiner will serve as directors until our annual meeting in 2018, and until a successor is qualified and elected or until his or her earlier resignation or removal. Each of the nominees is currently a director of the Company. For information concerning the nominees, please see "Information about the Directors and Nominees" above in this Proxy Statement.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of Leslie Kilgore and Jeffrey Weiner. If the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

Vote Required

        Each director is elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

        The Board of Directors unanimously recommends that stockholders vote "FOR" the election of each of Leslie Kilgore and Jeffrey Weiner as Class I directors.

 PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS

        The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2015 and recommends that stockholders vote for ratification of such selection. Although ratification by stockholders is not required by law, the Company has determined that it is desirable to request ratification of this selection by the stockholders. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee may reconsider its selection. Notwithstanding its selection or voting results, the Audit Committee, in its discretion, may appoint new independent registered public accountants at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

        Deloitte & Touche LLP has audited our consolidated financial statements annually since it was first appointed in fiscal year 2002. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

        Fees for Professional Services Rendered, Accrued for or Billed by Deloitte & Touche LLP during Fiscal Years 2014 and 2013 (in thousands)

	Fiscal Year
	2014	2013
Audit Fees(1)	$3,605	$3,327
Audit-Related Fees	38	36
Tax Fees	1,494	1,666
All Other Fees	28	110
Total	$5,165	$5,139

(1)
Reflects the fees approved by LinkedIn and billed or to be billed by Deloitte & Touche LLP with respect to services performed for the audit and other services for the applicable fiscal year.

        "Audit Fees" consisted of fees for the audit of our annual financial statements, including audited financial statements presented in our annual report on Form 10-K, review of the financial statements presented in our quarterly reports on Form 10-Q, services rendered in connection with our Form S-3 related to our follow-on public offering in 2013, services rendered in connection with our offering of convertible debt in 2014, services rendered in connection with our acquisitions in 2013 and 2014, and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required by non-U.S. jurisdiction.

        "Audit-Related Fees" consisted of assurance and related services by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under "Audit Fees."

        "Tax Fees" consisted of professional services rendered by Deloitte & Touche LLP for tax compliance, tax advice and tax planning. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

        "All Other Fees" consisted of permitted services other than those that meet the criteria above and include accounting subscriptions.

        Pre-approval Policy.    The Audit Committee has established a policy governing our use of the services of our independent registered public accountants. Under the policy, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company's independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants' independence. In fiscal years 2014 and 2013, all fees identified above under the captions "Audit Fees," "Audit-Related Fees" and "Tax Fees" that were billed by Deloitte & Touche LLP were approved by the Audit Committee in accordance with SEC requirements.

        The Audit Committee has determined that the rendering of other professional services for tax compliance and tax advice by Deloitte & Touche LLP is compatible with maintaining their independence.

Vote Required

        The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter is necessary to ratify the selection of Deloitte & Touche LLP as our independent registered public accountants for fiscal year 2015. Abstentions are treated as shares of Common Stock present in person or represented by proxy and entitled to vote and therefore, will have the effect of a vote "against" the ratification of Deloitte & Touche LLP as our independent registered public accountants. Broker non-votes will have no effect on the outcome of the vote.

        The Board of Directors unanimously recommends that stockholders vote "FOR" the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2015.

 PROPOSAL THREE: APPROVAL OF
THE 2011 EQUITY INCENTIVE PLAN (AS AMENDED AND RESTATED)

        We are requesting that our stockholders approve the 2011 Equity Incentive Plan (as amended and restated), or the "Amended 2011 Plan." In particular, we are seeking stockholder approval of (i) the material terms of the Amended 2011 Plan (including its eligibility provisions) for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended, or "Section 162(m)," and (ii) a provision for an automatic increase of the number of shares of Class A Common Stock that may be issued under the Amended 2011 Plan on the first day of each fiscal year beginning in fiscal year 2016. The Compensation Committee of our Board of Directors has adopted the Amended 2011 Plan, subject to approval from our stockholders at the 2015 Annual Meeting, and our Board of Directors recommends that our stockholders approve the Amended 2011 Plan. If our stockholders approve the Amended 2011 Plan, it will replace the current version of the 2011 Equity Incentive Plan and will continue in effect through its current term year of 2021, unless terminated earlier by our Compensation Committee. If our stockholders do not approve the Amended 2011 Plan, our named executive officers will no longer be able to receive equity awards under the Amended 2011 Plan.

        Approval of the Amended 2011 Plan requires the affirmative "FOR" vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the 2015 Annual Meeting.

        The Amended 2011 Plan was amended to allow us to continue to deduct in full for federal income tax purposes the compensation recognized by our executive officers in connection with certain awards granted under the Amended 2011 Plan. Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other "covered employees" as determined under Section 162(m) and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. To enable compensation in connection with stock options, stock appreciation rights and certain restricted stock grants, restricted stock units, performance shares and performance units awarded under the Amended 2011 Plan to qualify as "performance-based" within the meaning of Section 162(m), the Amended 2011 Plan limits the sizes of such awards and includes certain performance goals as further described below.

        The Amended 2011 Plan was further amended to include a provision for an automatic increase to the number of shares of Class A Common Stock that may be issued under the Amended 2011 Plan on the first day of each fiscal year beginning with the 2016 fiscal year in an amount equal to the least of (i) 10,000,000 shares of Class A Common Stock, (ii) 5% of the number of shares of Class A Common Stock and Class B Common Stock outstanding on the last day of the immediately preceding fiscal year, calculated on a fully diluted basis, or (iii) such number of shares of Class A Common Stock determined by the Board of Directors.

        The following is a summary of some of the material changes to the Amended 2011 Plan. This comparative summary is qualified in its entirety by reference to the actual text of the Amended 2011 Plan, set forth as Appendix A.

  •
  The Amended 2011 Plan has been drafted to include the following limitations to the number of shares of Class A Common Stock that may be granted, during any fiscal year, through individual awards, which is necessary to allow us to be eligible to receive income tax deductions under Section 162(m) (subject to any adjustment provisions contained in the Amended 2011 Plan):

Award Type	Annual Limit on Number of Shares or Dollar Value
Stock Options (Class A Common Stock)	2,100,000
Stock Appreciation Rights (Class A Common Stock)	700,000
Restricted Stock (Class A Common Stock)	700,000
Restricted Stock Units	700,000
Performance Shares (Class A Common Stock)	700,000
Performance Units (initial value $)	$100,000,000
  •
  Specific performance criteria have been added to the Amended 2011 Plan so that certain awards may be granted subject to or conditioned upon the satisfaction of performance objectives, which in turn will allow us to be eligible to receive income tax deductions under Section 162(m). These performance criteria include: stock price; revenue; membership; page views; unique visiting members; profit; bookings; cash flow; customer retention; customer satisfaction; net bookings; net income; net profit; operating cash flow; operating expenses; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; pre-tax profit; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; profit margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; budget or expense management; expense targets; debt management; debt reduction; productivity; new product introductions; delivery performance; corporate transactions; business combinations; and total stockholder return.

  •
  The number of shares of Class A Common Stock available for issuance under the Amended 2011 Plan will be increased on the first day of each fiscal year beginning with the 2016 fiscal year, in an amount equal to the least of (i) 10,000,000 shares of Class A Common Stock, (ii) 5% of the number of shares of Class A Common Stock and Class B Common Stock outstanding on the last day of the immediately preceding fiscal year, calculated on a fully diluted basis, or (iii) such number of shares of Class A Common Stock determined by the Board of Directors.

        Our Board of Directors believes that the approval of the Amended 2011 Plan is essential to our continued success and therefore is in the best interests of the Company and our stockholders. We believe that our employees are our most valuable assets and that the awards permitted under the Amended 2011 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the competitive labor markets in which we compete. These awards also are crucial to our ability to motivate our employees to achieve our Company goals. The Board of Directors believes that grants of stock options and other equity awards available under the Amended 2011 Plan help create long-term equity participation in the Company and thereby assist us in attracting, motivating and rewarding employees, directors and consultants.

Background for request for additional shares

        Our Compensation Committee reviewed the Amended 2011 Plan and discussed in detail (i) management's recommendations of the proposed changes, (ii) feedback from the Company's outside compensation consultant, as well as the consultant to the Compensation Committee, and

(iii) feedback we received from our Board Chair, who is the controlling stockholder of the Company regarding the Amended 2011 Plan. In determining the number of shares of Class A Common Stock reserved for issuance under the Amended 2011 Plan, including the provision for an automatic annual addition of shares of Class A Common Stock, the Compensation Committee considered a number of factors, including:

  •
  Historical grant practices.  The Compensation Committee considered the historical amounts of equity awards we have granted in the past three years. In fiscal years 2012, 2013 and 2014, the number of shares of our Class A Common Stock purchased and/or issued under the Amended 2011 Plan was 2,562,112 shares, 3,047,659 shares and 3,839,768, respectively. Our three-year average gross burn rate of 5.2% is below the Institutional Shareholder Services 2015 Software & Services industry cap of 7.9%.

  •
  Forecasted grant practices.  Based on our business plan and historical grant practices, we currently forecast granting options and full value awards (in the form of restricted stock units) covering approximately 4.0 million shares of our Class A Common Stock over the next year, which is equal to 3.6% of our Class A Common Stock outstanding as of March 31, 2015. We project cancellation of options and forfeitures of restricted stock unit awards of approximately 900,000 shares of our Class A Common Stock over the coming year based on historic rates. If our expectation of cancellations and forfeitures is accurate, our net grants (grants less cancellations and forfeitures) over the next year would be approximately 3.1 million shares, or approximately 2.8% of our Class A Common Stock outstanding as of March 31, 2015.

  •
  Awards outstanding under existing grants.  As of March 31, 2015, the Company had outstanding stock options exercisable for 1,302,804 shares of Class A Common Stock and restricted stock units covering 6,115,082 shares of Class A Common Stock that were granted under Company-originated equity plans. As of the same date, the Company had outstanding stock options exercisable for an additional 48,843 shares of Class A Common Stock and restricted stock units covering an additional 5,380 shares of Class A Common Stock that were assumed in connection with mergers and other corporate transactions. Accordingly, as of March 31, 2015, the approximately 7,472,109 shares of Class A Common Stock subject to outstanding equity awards (not including awards under our Employee Stock Purchase Plan) plus 3,980,681 shares of Class A Common Stock available for future grant under our equity plans (not including shares available for future grant under our Employee Stock Purchase Plan) represented approximately 10.4% of the outstanding shares of our Class A Common Stock (commonly referred to as our "overhang").

  •
  Expected Utilization.  We currently forecast that the requested share increase from shares that may be added to the Amended 2011 Plan as part of the annual automatic increase will be sufficient to help us achieve our recruiting and retention efforts through the expiration of the Amended 2011 Plan; however, a change in business conditions or Company strategy could alter this projection.

Summary of the Amended 2011 Plan

        The following is a summary of the principal features of the Amended 2011 Plan and its operation. The summary is qualified in its entirety by reference to the Amended 2011 Plan itself set forth in Appendix A.

        General.    The purposes of the Amended 2011 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to our employees, directors and consultants, and to promote the success of our business. These incentives are provided through the grant of incentive stock options to our employees and any of our parent and subsidiary corporations' employees, and the grant of nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares to our employees, directors and consultants and our parent and subsidiary corporations' employees and consultants. As of March 31, 2015, approximately 7,800 of our employees, directors and consultants were eligible to participate in the Amended 2011 Plan.

        Number of Shares of Class A Common Stock Available Under the Amended 2011 Plan.    Subject to the provisions of the Amended 2011 Plan, the maximum aggregate number of shares of Class A Common Stock that may be issued under the Amended 2011 Plan is 15,356,806.

        Our Amended 2011 Plan provides for annual increases in the number of shares of Class A Common Stock available for issuance thereunder on the first day of each fiscal year, beginning with our 2016 fiscal year, equal to the least of:

  •
  10,000,000 shares of our Class A Common Stock;

  •
  5% of the number of shares of Class A Common Stock and Class B Common Stock outstanding on the last day of the immediately preceding fiscal year, calculated on a fully diluted basis; or

  •
  such number of shares of our Class A Common Stock determined by our Board of Directors.

        Administration of the Amended 2011 Plan.    Our Board of Directors or a committee of our Board of Directors may administer the Amended 2011 Plan (the "Administrator") and our Compensation Committee currently acts as the Administrator. In the case of awards intended to qualify as "performance-based compensation" within the meaning of Section 162(m), the Amended 2011 Plan will be administered by a committee of two or more "outside directors" within the meaning of Section 162(m). The Administrator has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards and the form of consideration payable upon exercise. The Administrator also has the authority to institute an exchange program whereby the exercise prices of outstanding awards may be increased or reduced, outstanding awards may be surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, or outstanding awards may be transferred to a financial institution or other person or entity selected by the Administrator.

        Options.    The Administrator is able to grant nonstatutory stock options and incentive stock options under the Amended 2011 Plan. The Administrator determines the number of shares subject to each option, although the Amended 2011 Plan provides that, subject to the adjustment provisions in the Amended 2011 Plan, a participant may not receive options to purchase more than 2,100,000 shares of our Class A Common Stock in any fiscal year.

        The exercise price of options granted under our Amended 2011 Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed 10 years, except that with respect to any participant who owns stock representing more than 10% of the voting power of all classes of our outstanding stock as of the grant date, the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. Subject to the provisions of the Amended 2011 Plan, the Administrator determines the terms of all other options.

        After termination of an employee, director or consultant, he or she may exercise his or her option, to the extent vested, for a period of time specified in the option agreement. In the absence of a specified time in the option agreement, the option will remain exercisable for 12 months following a termination due to death or disability and for three months in all other cases. However, an option generally may not be exercised later than the expiration of its term.

        Stock Appreciation Rights.    Stock appreciation rights may be granted under our Amended 2011 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. The Administrator determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our Class A Common Stock, or a combination thereof except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant. Stock appreciation rights expire under the same rules that apply to stock options. Subject to the adjustment provisions in the Amended 2011 Plan, no participant will be granted stock appreciation rights covering more than 700,000 shares of Class A Common Stock during any fiscal year.

        Restricted Stock.    Restricted stock may be granted under our Amended 2011 Plan. Restricted stock awards are shares of our Class A Common Stock that vest in accordance with terms and conditions established by the Administrator. The Administrator will determine the number of shares of restricted stock granted to any participant, but, subject to the adjustment provisions in the Amended 2011 Plan, no participant will be granted a right to purchase or acquire more than 700,000 shares of restricted stock during any fiscal year. The Administrator may impose whatever conditions to vesting it determines to be appropriate. For example, the Administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

        Restricted Stock Units.    Restricted stock units may be granted under our Amended 2011 Plan. Restricted stock units are awards that will result in a payment to a participant at the end of a specified period only if the vesting criteria established by the Administrator are achieved or the award otherwise vests. The Administrator may impose whatever conditions to vesting, restrictions and conditions to payment it determines to be appropriate. For example, the Administrator may set restrictions based on the achievement of specific performance goals, on the continuation of service or employment or any other basis determined by the Administrator. Payments of earned restricted stock units may be made, in the Administrator's discretion, in cash or with shares of our Class A Common Stock, or a combination thereof. The Administrator determines the number of restricted stock units granted to any participant, but, subject to the adjustment provisions in the Amended 2011 Plan, no participant may be granted more than 700,000 restricted stock units during any fiscal year.

        Performance Units and Performance Shares.    Performance units and performance shares may be granted under our Amended 2011 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the Administrator are achieved or the awards otherwise vest. The Administrator will set performance objectives or other vesting provisions in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. During any fiscal year, and subject to the adjustment provisions in the Amended 2011 Plan, no participant will receive more than 700,000 performance shares and no participant will receive performance units having an initial value greater than $100,000,000. Performance units shall have an initial dollar value established by the Administrator prior to the grant date. Performance shares shall have an initial value equal to the fair market value of our common stock on the grant date. Payment for performance units and performance shares may be made in cash or in shares of our common stock with equivalent value, or in some combination, as determined by the Administrator.

        Performance Goals.    Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the Amended 2011 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of

Section 162(m) and may provide for a targeted level or levels of achievement using one or more of the following measures: stock price; revenue; membership; page views; unique visiting members; profit; bookings; cash flow; customer retention; customer satisfaction; net bookings; net income; net profit; operating cash flow; operating expenses; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; pre-tax profit; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; profit margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; budget or expense management; expense targets; debt management; debt reduction; productivity; new product introductions; delivery performance; corporate transactions; business combinations; and total stockholder return. The performance goals may differ from participant to participant and from award to award and any criteria used may be measured, as applicable, in absolute terms, in combination with another performance goal or goals, in relative terms, on a per-share basis, against the performance of the Company as a whole or a segment of the Company and/or on a pre-tax or after tax basis.

        To the extent necessary to comply with the performance-based compensation provisions of Section 162(m), with respect to any award granted subject to performance goals that is intended to qualify as performance-based compensation under Section 162(m), no later than the latest possible date that will not jeopardize the qualification of an award granted under the Amended 2011 Plan as "performance-based compensation" under Section 162(m), the Administrator will, in writing: (i) designate one or more participants to whom an award will be made, (ii) select the performance goals applicable to the performance period, (iii) establish the performance goals, and amounts or methods of computation of such awards, as applicable, which may be earned for such performance period, and (iv) specify the relationship between performance goals and the amounts or methods of computation of such awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the Administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved, unless otherwise permitted by Section 162(m) and determined by the Administrator. The Administrator may in its discretion grant awards that are not intended to qualify as "performance-based compensation" under 162(m), including awards that are based on performance goals or other specific criteria or goals but do not satisfy the requirements of 162(m).

        Individual Award Limitations.    The Amended 2011 Plan contains annual grant limits intended to satisfy certain Section 162(m) requirements. Specifically, the maximum number of shares and/or dollars which could be issued to any one individual in any fiscal year pursuant to the Amended 2011 Plan is as follows:

Award Type	Annual Limit on Number of Shares or Dollar Value
Stock Options (Class A Common Stock)	2,100,000
Stock Appreciation Rights (Class A Common Stock)	700,000
Restricted Stock (Class A Common Stock)	700,000
Restricted Stock Units	700,000
Performance Shares (Class A Common Stock)	700,000
Performance Units (initial value $)	$100,000,000

        Transferability of Awards.    Unless the Administrator provides otherwise, our Amended 2011 Plan generally does not allow for the transfer of awards and only the recipient of an option or stock appreciation right may exercise such an award during his or her lifetime.

        Certain Adjustments.    In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the Amended 2011 Plan, the Administrator will make adjustments to one or more of the number and class of shares that may be delivered under the Amended 2011 Plan and/or the number, class and price of shares covered by each outstanding award and the numerical share limits contained in the Amended 2011 Plan.

        Dissolution or Liquidation.    In the event of our proposed liquidation or dissolution, the Administrator will notify participants as soon as practicable prior to the effective date of the proposed transaction and all awards, to the extent that they have not been previously exercised, will terminate immediately prior to the consummation of such proposed transaction.

        Change in Control.    Our Amended 2011 Plan provides that in the event of a merger or change in control, as defined in the Amended 2011 Plan, each outstanding award will be treated as the Administrator determines, including, without limitation, that awards may be assumed or substituted for by the acquiring or succeeding corporation. If a successor corporation does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on such award will lapse and all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels. Additionally, if a successor corporation does not assume or substitute an option or stock appreciation right, the Administrator will notify the participant in writing or electronically that such award will be exercisable for a specified period of time determined by the Administrator prior to the transaction, and such award will then terminate upon the expiration of such period. The Administrator will not be required to treat all awards similarly in the event of a merger or change in control.

        Plan Amendments and Termination.    Our Amended 2011 Plan will automatically terminate in 2021, unless we terminate it sooner. In addition, our Board of Directors has the authority to amend, alter, suspend or terminate the Amended 2011 Plan provided such action does not impair the rights of any participant unless mutually agreed to in writing by the participant and us.

Number of Awards Granted to Employees, Consultants and Directors

        The number of awards that an employee, director or consultant may receive under the Amended 2011 Plan is in the discretion of our Compensation Committee and therefore cannot be determined in advance. Our executive officers are eligible to receive awards under the Amended 2011 Plan and, accordingly, our executive officers have an interest in this proposal. The following table sets forth (i) the aggregate number of shares of Class A Common Stock subject to options and restricted stock units granted under the 2011 Equity Incentive Plan to our named executive officers during the last fiscal year and (ii) the average per share exercise price of such options.

Name of Individual or Group	Number of Options Granted	Weighted Average Per Share Exercise Price of Options	Number of Shares of Restricted Stock Units Granted
Jeffrey Weiner, Chief Executive Officer	43,011	$204.04	50,179
Steven Sordello, Senior Vice President and Chief Financial Officer	17,676	$204.04	20,622
Michael Callahan, Vice President, General Counsel and Secretary	28,604	$202.50	33,371
Michael Gamson, Senior Vice President, Global Solutions	17,676	$204.04	20,622
J. Kevin Scott, Senior Vice President, Engineering and Operations	26,513	$204.04	30,932
All executive officers, as a group	133,480	$203.71	155,726
All directors who are not executive officers, as a group	4,680	$202.50	5,460
All employees who are not executive officers, as a group	289,866	$210.14	3,318,294

Federal Tax Aspects

        The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company for awards granted under the Amended 2011 Plan. Tax consequences for any particular individual may be different.

        Nonstatutory Stock Options.    No taxable income is reportable when a nonstatutory stock option with an exercise price at least equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

        Incentive Stock Options.    No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

        Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

        Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an award of restricted stock, restricted stock units, performance shares or performance units, are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

        Medicare Surtax.    Beginning in 2013, a participant's annual "net investment income", as defined in section 1411 of the Internal Revenue Code, may be subject to a 3.8% federal surtax (generally referred to as the "Medicare Surtax"). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant's awards under the Plan. Whether a participant's net investment income will be subject to the Medicare Surtax will depend on the participant's level of annual income and other factors.

        Tax Effect for Us.    The Company generally will be entitled to a tax deduction in connection with an award under the Amended 2011 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and to "covered employees" within the meaning of Section 162(m). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Amended 2011 Plan, setting limits on the number of awards that any individual may receive and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The Amended 2011 Plan has been designed to permit the Administrator to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such awards.

        Section 409A.    Section 409A of the Internal Revenue Code, or Section 409A, places certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual's election to defer compensation and the individual's selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual's separation from service, a predetermined date, or the individual's death). Section 409A imposes restrictions on an individual's ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, subject to certain exceptions, Section 409A requires that such individual's distribution commence no earlier than six months after such officer's separation from service.

        Awards granted under the Amended 2011 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A's provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. In addition, certain states, such as California, have adopted similar provisions that impose similar penalty taxes.

        THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE AMENDED 2011 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT

DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Purpose for Recommending Approval of the 2011 Equity Incentive Plan (as amended and restated)

        We believe that the amendment of the 2011 Equity Incentive Plan and the approval of its material terms is essential to our continued success. Our employees are our most valuable asset. Stock options and other awards such as those provided under the Amended 2011 Plan will substantially assist us in continuing to attract and retain employees and non-employee directors in the extremely competitive labor markets in which we compete. Such awards also are crucial to our ability to motivate employees to achieve our goals. We will benefit from increased stock ownership by selected executives, other employees and non-employee directors.

Vote Required

        The approval of a majority of the votes cast is necessary to approve the 2011 Equity Incentive Plan (as amended and restated). For purposes of this proposal, abstentions will be treated as votes "Against" the proposal. Broker non-votes will have no effect on the outcome of the vote.

        The Board of Directors unanimously recommends that stockholders vote "FOR" the Approval Of The 2011 Equity Incentive Plan (as Amended and Restated).

 PROPOSAL FOUR:
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

        As required by Section 14A of the Securities Exchange Act, we are seeking an advisory, non-binding stockholder vote with respect to compensation awarded to our Named Executive Officers.

        Our executive compensation program and compensation paid to our Named Executive Officers are described beginning on page 38 of this proxy statement. Our compensation programs are overseen by the Compensation Committee and reflect our philosophy to pay all of our employees, including our Named Executive Officers, in ways that support the following principles that we believe reflect our core values (our members come first; relationships matter; be open, honest and constructive; demand excellence; take intelligent risks; and act like an owner):

  •
  support, attract and retain the best talent;

  •
  support a high-performance culture by rewarding excellence and achievement;

  •
  recognize and retain top-performing talent via differentiated rewards and opportunities;

  •
  reinforce alignment with our Company's values (in particular, a focus on excellence and an attitude of ownership);

  •
  create alignment with our Company's long-term performance; and

  •
  provide an opportunity for each employee to share in the success we create together.

        To help achieve these objectives, we structure our Named Executive Officers' compensation to reward the achievement of short-term and long-term strategic and operational goals.

        Based on the above, we request that stockholders approve the compensation of LinkedIn's Named Executive Officers as described pursuant to the disclosure rules of the Securities and Exchange Commission pursuant to the following resolution:

  RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the "Compensation Discussion and Analysis" section, compensation tables and narrative discussion, is hereby APPROVED.

Vote Required

        Approval of named executive officer compensation requires the approval of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions are treated as shares represented in person or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the same effect as a vote "Against" the proposal. Broker non-votes will have no effect on the outcome of the vote.

        As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders, and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

        The Board of Directors recommends that stockholders vote "FOR" the approval of the compensation paid to the Company's Named Executive Officers.

 PROPOSAL FIVE:
STOCKHOLDER PROPOSAL — BOARD REPORT TO SHAREHOLDERS
ON PLANS TO INCREASE GENDER AND RACIAL DIVERSITY ON THE BOARD

        We have been advised that New York State Comptroller as trustee of the New York State Common Retirement Fund, intends to submit the proposal set forth below at our annual meeting.

  WHEREAS:

        LinkedIn Corporation (the "Company") has only one female director and no female Named Executive Officers.

        In its August 2012 report on board diversity and corporate performance, Credit Suisse Research Institute stated "the Sarbanes-Oxley Act of 2002 in the USA and the Higgs Review of Corporate Governance in 2003 in the UK called for significant changes to the composition of corporate boards. Both called for greater balance on the board to off-set the relative lack of independent advice and to reduce the homogeneity of the directors" (emphasis added).

        We believe that diversity, inclusive of gender and race, is an essential measure of sound governance and a critical attribute to a well-functioning board.

        Research confirms a strong business case for such diversity on corporate boards. For example, Credit Suisse Research Institute links board gender diversity to higher returns on equity, lower leverage, higher price/book ratios, and improved growth prospects.

        According to an October 2014 PricewaterhouseCoopers survey of institutional investors representing more than $11 trillion in managed assets, "Nine in 10 investors believe that boards should be revisiting their director diversity policies, and 85% believe that doing so will require addressing underlying impediments."

  RESOLVED:

        Shareholders request that the Board report to shareholders by September 2015, at reasonable expense and omitting proprietary information, on plans to increase gender and racial diversity on the Board, including an assessment of the effectiveness of such efforts. The report should include a description of what steps, if any, the Board and/or the Nominating Committee has taken or plans to take:

  1.
  Include women and racial minority candidates in the pool from which Board nominees are chosen; and

  2.
  Expand director searches to include nominees from both corporate positions beyond the executive suite and non-traditional environments including government, academia, and non-profit organization.

        The requested report should also address:

  •
  Changes to the Nominating Committee Charter to include a requirement to consider the Board's gender and racial diversity in identifying director candidates.

  •
  The number of women and racial minorities in the candidate pool within the past 3 years.

  •
  Any challenges to increasing diversity identified by the Board and any plans to address them.

  SUPPORTING STATEMENT:

        We believe that in an increasingly complex global marketplace, the ability to draw on a wide range of viewpoints, backgrounds, skills, and experience is critical to a company's success. Further, director diversity helps ensure that different perspectives are brought to bear on issues, while enhancing the likelihood that proposed solutions will be nuanced and comprehensive.

        In our view, companies combining competitive financial performance with high standards of corporate governance, including board diversity and a high level of board independence, are better positioned to generate long-term value for their shareholders.

The Company's Response

        The Board has carefully considered the stockholder proposal submitted by the New York State Comptroller as trustee of the New York State Fund Common Retirement Fund and has determined to make no recommendation either in favor of or opposed to the foregoing proposal.

        LinkedIn values workforce inclusion, and has developed several initiatives and partnerships to help us achieve even greater diversity. Some of those initiatives include partnerships with organizations such as YearUp, the Anita Borg Institute, Management Leadership for Tomorrow, and Out & Equal Workplace Advocates. We work with these organizations to expand opportunities at LinkedIn and beyond for a diverse and broad population of potential employees. True inclusion is something that can only be achieved through a workforce that reflects the rich diversity of our member base, and this is something we strive to do in all of our hiring, advancement and retention efforts.

        While our Board of Directors has determined not to make a recommendation either in favor of or opposed to the foregoing proposal, we believe that our current practices do support board diversity. Our Corporate Governance Guidelines and our Governance and Nominating Committee charter provide that diversity be considered by our Governance and Nominating Committee when evaluating potential new Board members, and the mix of viewpoints and experience we want to have represented.

Vote Required

        The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on the matter is necessary to ratify the Stockholder Proposal. Abstentions are treated as shares of Common Stock present in person or represented by proxy and entitled to vote and therefore, will have the effect of a vote "Against" the Stockholder Proposal. Broker non-votes will have no effect on the outcome of the vote.

        The Board of Directors makes no recommendation regarding this proposal.

EXECUTIVE OFFICERS

        Set forth below is information regarding our executive officers as of April 17, 2015.

Name	Age	Position
Jeffrey Weiner	45	Chief Executive Officer and Director
Steven Sordello	45	Senior Vice President and Chief Financial Officer
Michael Callahan	46	Vice President, General Counsel and Secretary
Michael Gamson	40	Senior Vice President, Global Solutions
J. Kevin Scott	43	Senior Vice President, Engineering and Operations

        Jeffrey Weiner has served as our Chief Executive Officer since June 2009 and as a member of our Board of Directors since July 2009. Mr. Weiner served as our interim President from December 2008 to June 2009. Prior to LinkedIn, Mr. Weiner was an Executive in Residence at Greylock Partners and Accel Partners, both venture capital firms, from September 2008 to June 2009, where he focused on advising the leadership teams of the firms' consumer technology portfolio companies and worked closely with the partners to evaluate new investment opportunities. Previously, Mr. Weiner held several key leadership roles at Yahoo! Inc., one of the world's largest digital media companies, from May 2001 to June 2008, including most recently as an Executive Vice President where he was responsible for many of the company's consumer-facing products. In addition to LinkedIn, Mr. Weiner serves on the board of directors of Intuit Inc., a provider of business and financial management solutions, as well as DonorsChoose.org and Malaria No More. He is also a member of the advisory board at Venture For America and the advisory council at The Boys & Girls Clubs of the Peninsula. He holds a B.S. in Economics from The Wharton School at the University of Pennsylvania.

        Steven Sordello has served as our Senior Vice President and Chief Financial Officer since January 2011 and served as our Chief Financial Officer from July 2007 to January 2011. Prior to LinkedIn, Mr. Sordello served as Chief Financial Officer of two NASDAQ publicly traded companies. He was Chief Financial Officer of TiVo, Inc., a manufacturer of digital video recorders, from August 2006 to July 2007, where he was part of the management team that helped lead TiVo to its first quarter of profitability. Prior to TiVo, Mr. Sordello served in several roles, including as Chief Financial Officer at Ask Jeeves, Inc., an Internet search engine company, from May 1999 to October 2005 when it was acquired by IAC/InterActiveCorp. Mr. Sordello has also worked in senior finance roles at Adobe Systems Incorporated, a leading software company, and Syntex Corporation, a pharmaceuticals company (acquired by Roche Pharmaceuticals). Mr. Sordello serves on the board of directors of Cloudera, a provider of enterprise analytic data management solutions. Mr. Sordello also serves on the board of trustees of Santa Clara University. He holds an M.B.A. and a B.S. in Business from Santa Clara University.

        Michael Callahan has served as our Vice President, General Counsel and Secretary since July 2014. Prior to LinkedIn, Mr. Callahan served as Executive Vice President, Chief Legal Officer at Auction.com LLC, a leading online real estate marketplace, from January 2013 to July 2014. Prior to Auction.com, Mr. Callahan served as Executive Vice President, General Counsel and Secretary at Yahoo! Inc., from April 2007 to July 2012, and from December 1999 to April 2007, he served in increasingly senior legal roles at Yahoo!. He also worked in business and legal capacities at Electronics for Imaging, Inc. Mr. Callahan began his legal career with Skadden, Arps, Slate, Meagher & Flom LLP. He serves as a member of the board of directors of the Georgetown Technology Alliance. He holds a J.D. from the University of Connecticut and a B.S. from Georgetown University—School of Foreign Service.

        Michael Gamson has served as our Senior Vice President, Global Solutions since January 2011. Prior to that, Mr. Gamson was our Vice President of Sales for our Hiring Solutions business from June 2008 to January 2011, and our General Manager of LinkedIn Research Network from September 2007 to June 2008. Prior to LinkedIn, Mr. Gamson served in several roles, including most recently as Director of Product Marketing from April 2004 to August 2007, at Advent Software, Inc., a provider of enterprise software for investment managers, from January 1999 until August 2007. Mr. Gamson holds a B.A. in Comparative Religions and Fine Arts from Amherst College.

        J. Kevin Scott has served as our Senior Vice President, Engineering and Operations since November 2013, served as our Senior Vice President, Engineering from February 2012 until November 2013, and served as our Vice President, Engineering from February 2011 to February 2012. Prior to LinkedIn, Mr. Scott was Senior Engineering Director at Google Inc., an Internet search company, from June 2010 to February 2011, responsible for overseeing mobile ads engineering. Prior to that, Mr. Scott was VP Engineering/Operations at AdMob, a mobile advertising company, from July 2007 to June 2010. He holds an M.S. in Computer Science from Wake Forest University and a B.S. in Computer Science from Lynchburg College.

        Each officer serves at the discretion of our Board of Directors and holds office until his successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program for the following executive officers who we refer to as the "Named Executive Officers:"

  •
  Jeffrey Weiner, our Chief Executive Officer (our "CEO");

  •
  Steven Sordello, our Senior Vice President and Chief Financial Officer (our "CFO");

  •
  Michael Callahan, our Vice President, General Counsel and Secretary;

  •
  Michael Gamson, our Senior Vice President, Global Solutions;

  •
  J. Kevin Scott, our Senior Vice President, Engineering and Operations; and

  •
  Dipchand "Deep" Nishar, our former Senior Vice President, Product and User Experience.

        Specifically, this Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each component of compensation that we provide. In addition, we explain how and why the Compensation Committee of our Board of Directors (the "Compensation Committee") arrived at the specific compensation policies and decisions involving our executive team, including the Named Executive Officers, during 2014.

  Management Changes in 2014

        On July 28, 2014, we appointed Mr. Callahan as our Vice President, General Counsel and Secretary. In addition, Mr. Nishar resigned as our Senior Vice President, Product and User Experience in October 2014.

Executive Summary

        We are the world's largest professional network on the Internet with approximately 347 million members in over 200 countries and territories as of December 31, 2014. We believe we are the most extensive, accurate and accessible network focused on professionals. We seek to create value for members by connecting them to the people, knowledge and opportunities that matter most to them professionally. Our members create the core of our platform, and we, in turn, provide members with applications and tools to help them manage their careers to achieve their full potential.

  2014 Business Highlights

        We continued our growth in 2014, producing strong financial and operational results, and achieved the "stretch" performance levels for several of the operational measures we use to evaluate our business. These accomplishments were reflected in the following financial results for 2014:

  •
  Total net revenue was approximately $2.2 billion, representing a 45% increase as compared to approximately $1.5 billion in 2013;

  •
  Adjusted EBITDA was approximately $592 million, or 27% of revenue, as compared to approximately $376 million, or 25% of revenue in 2013;1 and

  •
  We continued to see strong growth in our key non-financial metrics, including:

  •
  Registered member growth to approximately 347 million as of December 31, 2014, or a 25% increase, as compared to 277 million as of December 31, 2013;

  •
  An increase in unique visiting members to approximately 87 million as of December 31, 2014, or a 19% increase, as compared to approximately 73 million as of December 31, 2013; and

  •
  Member page view growth to approximately 109 billion as of December 31, 2014, or a 31% increase, as compared to approximately 83 billion as of December 31, 2013.

  2014 Executive Compensation Highlights

        Our executive compensation program emphasizes long-term value creation that correlates with the growth of sustainable long-term value for our stockholders as well as motivates and rewards the members of our executive team, including the Named Executive Officers. In 2014, we made the following compensation decisions:

  •
  Base Salary:  We adjusted the base salaries of the members of our executive team, including the Named Executive Officers, to compensate them appropriately given their level of performance and align base salaries with the competitive market.

  •
  Annual Cash Bonus Payouts:  We paid annual cash bonuses to the members of our executive team, including the Named Executive Officers, to reward achievement of the corporate performance objectives under our 2014 Executive Bonus Plan. Bonus payouts were 161.5% of base salary paid during 2014 to our CEO and averaged approximately 103.4% of base salary paid during 2014 to our other Named Executive Officers (aside from Mr. Nishar, who did not receive a bonus because he resigned in October 2014), and reflected achievement beyond our target performance levels for the financial and operational measures used in our 2014 Executive Bonus Plan.

  •
  Equity Awards:  We granted options to purchase shares of our Class A Common Stock and restricted stock unit ("RSU") awards covering shares of our Class A Common Stock to the members of our executive team, including the Named Executive Officers. We believe a mix of

1
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, including adjusted EBITDA. Net loss for 2014 was approximately $15.3 million, and net income for 2013 was approximately $26.8 million. For a full reconciliation of net income and adjusted EBITDA, please see page 51 of our Annual Report accompanying this proxy statement.

    options and RSUs best achieves our retention objectives and aligns the interests of our executive team with the interests of our stockholders by motivating their efforts to increase stockholder value. These awards were granted in recognition of our strong financial and operational performance as well as to satisfy our retention objectives in a highly competitive market.

  Executive Compensation Policies and Practices

        We endeavor to maintain compensation policies and practices that are consistent with sound governance standards. Our Compensation Committee evaluates our executive compensation program on an ongoing basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during 2014:

  •
  Independent Compensation Committee.  Our Compensation Committee is comprised solely of independent directors who have established effective means for communicating with each other and with stockholders, and implementing their executive compensation ideas, as well as addressing concerns.

  •
  Annual Executive Compensation Review.  Our Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

  •
  Performance-Based Compensation.  Our executive compensation program is designed so that a portion of compensation is performance-based, and therefore "at risk," dependent upon corporate performance, as well as equity-based to align the interests of our executive officers with our stockholders. The overall performance and contribution of the executive is also considered in determining each individual's compensation.

  •
  Minimal Perquisites and Special Benefits.  The members of our executive team participate in broad-based Company-sponsored retirement, health and welfare benefits programs on the same basis as our other full-time, salaried employees. We do not provide any perquisites or other personal benefits to the members of our executive team.

  •
  No Tax Reimbursements.  We do not provide any tax reimbursement payments (including "gross-ups") on any perquisites, other personal benefits or change in control or severance benefits.

  •
  Multi-Year Vesting Requirements.  The equity awards granted to our executive team vest or are earned over multi-year periods, consistent with current market practice and our retention objectives.

  •
  "Double-Trigger" Change-in-Control Arrangements.  There are no payments and benefits that are payable solely as a result of a change-in-control in the Company. All change-in-control payments and benefits are based on a "double-trigger" arrangement (that is, they require both a change-in-control of our Company plus an involuntary termination of employment before payments and benefits are paid).

  •
  Stock Ownership Guidelines.  We maintain stock ownership guidelines for our Section 16 executive officers, which encourages each of them to retain a specified amount of equity.

  •
  Hedging and Pledging Prohibited.  We prohibit our employees, including the members of our executive team, and the members of our Board of Directors, from hedging or pledging our common equity securities, and we also prohibit the use of our common equity securities in margin accounts.

Executive Compensation Philosophy

        We operate in a new and rapidly evolving market. To succeed in this environment, we must continually refine our business model, foster the viral growth of our member base, increase the level of engagement of our members, develop and update new and existing products and solutions and expand our international operations. To achieve these objectives, we need a highly talented team of high-performing professionals. We also expect our team to possess and demonstrate strong leadership and management capabilities.

        We believe that to attract, retain and motivate high-performing employees, including the Named Executive Officers, we must continue to foster our unique company culture, which serves as the basis on which we hire, evaluate and reward the performance of our employees.

        From our values and culture, we have developed the following principles to guide the design and operation of our executive compensation program, which aims to:

  •
  support, attract and retain the best talent;

  •
  support a high-performance culture by rewarding excellence and achievement;

  •
  recognize and retain top-performing talent via differentiated rewards and opportunities; reinforce alignment with our Company's values (in particular, a focus on excellence and an attitude of ownership);

  •
  create alignment with our Company's long-term performance; and

  •
  provide an opportunity for each executive to share in the success we create together.

Executive Compensation Program Design

        We offer cash compensation in the form of base salaries to reward individual contributions, as well as critical skills and technical expertise, and to compensate our executive team for their day-to-day responsibilities, and annual bonuses to motivate achievement of our shorter-term financial and operational objectives. Our Compensation Committee continues to believe that emphasis on the equity component of executive compensation, however, in the form of both options to purchase shares of our Class A Common Stock and RSU awards for shares of our Class A Common Stock, best achieves our retention objectives and aligns the interests of the members of our executive team, including the Named Executive Officers, with the interests of our stockholders by motivating their efforts to increase stockholder value.

Compensation-Setting Process

  Role of Compensation Committee

        Our Compensation Committee is responsible for overseeing executive compensation matters, including determining and approving the ongoing compensation arrangements for the members of our executive team. Pursuant to its charter, which is available at http://investors.linkedin.com/governance.cfm, our Compensation Committee is responsible for evaluating, approving and reviewing the compensation policies, practices, plans and arrangements for the members of our executive team, including the Named Executive Officers, and overseeing our cash-based and equity-based compensation plans. Our Compensation Committee has the right to delegate certain of its authority, but to date, it has not done so.

        Each year, our Compensation Committee conducts a review of our executive compensation program and related policies and practices. As part of this review process, our Compensation Committee applies our values and the objectives as described above, together with consideration for the levels of compensation that we believe are appropriate given our profile in the marketplace as well as the demand for our executive officers by competitors and other companies, to ensure that the compensation of the members of our executive team remains competitive and that we are meeting our retention objectives. When making compensation decisions, our Compensation Committee also carefully considers the compensation levels among our executive officers and its objective of establishing reasonable and appropriate internal peer position relationships, as well as the potential cost to us if we were required to find a replacement for an individual executive officer.

        In determining the compensation of the members of our executive team, including the Named Executive Officers, for 2014, our Compensation Committee and the Committee's independent compensation consultant reviewed and considered various market data presented by our management and its advisor, Compensia, Inc., a national compensation consulting firm that provides executive compensation advisory services ("Compensia"), as well as our overall strategic business plan. Market data was used primarily as a reference point for measuring the competitive marketplace, and was one factor among others, used by our Compensation Committee in determining executive compensation.

  Role of Management

        In carrying out its responsibilities, our Compensation Committee works with members of our management, including our CEO. Typically, our management assists our Compensation Committee by providing information on corporate and individual performance, market data on compensation matters and management's perspective and recommendations on compensation matters for our employees in general. In 2014, our talent team and Compensia prepared an analysis of the level of and mix between cash and equity compensation for the members of our executive team compared to the competitive market (as determined using compensation survey data and publicly-available data from our compensation peer group (as discussed below)). Our Compensation Committee then used this information as a reference in its deliberations on specific compensation actions and decisions.

        Typically, our CEO attends meetings of our Compensation Committee and will provide input and make recommendations regarding compensation matters, including the compensation of the members of our executive team. While our Compensation Committee solicits and reviews our CEO's recommendations and proposals with respect to compensation-related matters for our employees, including the other members of our executive team, it uses these recommendations and proposals as one factor in making compensation decisions. Our CEO is not present for and does not participate in discussions or decisions regarding his own compensation. With respect to our CEO's compensation, the Chair of our Board of Directors, who is not a member of the Compensation Committee, will provide input to our Compensation Committee.

  Role of Compensation Consultant

        Compensia has been engaged by and serves as an advisor to management. Compensia reviews the compensation arrangements of the members of our executive team and generally provides support for our analysis of compensation data and formulation of recommendations for executive compensation actions and decisions. Compensia also often presents market information and data to our Compensation Committee. Further, our Compensation Committee works directly with Compensia from time to time to obtain additional information or clarity regarding data provided by Compensia, and also requests specific analyses.

        In 2014, our Compensation Committee engaged Vareo Advisors, LLC ("Vareo") as its independent compensation consultant to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Vareo serves at the direction and discretion of our Compensation Committee. Vareo does not perform other services for our Company.

        In 2014, Vareo performed the following services for our Compensation Committee:

  •
  advised on proposed executive compensation packages in the context of market and best practices;

  •
  advised on the reasonableness of assumptions and data presented by management and Compensia regarding executive compensation;

  •
  advised on our equity award strategy in the context of market and best practices; and

  •
  advised on compensation for the members of our Board of Directors.

        Vareo also attended our Compensation Committee meetings during 2014.

        Our Compensation Committee has assessed the independence of Vareo, taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and The New York Stock Exchange listing standards, and has concluded that no conflict of interest exists with respect to the work Vareo performs for our Compensation Committee and that Vareo is independent under Exchange Act Rule 10C-1 and The New York Stock Exchange listing standards.

  Competitive Positioning

        In the course of its deliberations on executive compensation matters, our Compensation Committee uses publicly-available data on the compensation policies and practices of comparable publicly-traded companies as a reference to understand the competitive market for executive talent. With respect to the 2014 compensation of the members of our executive team, including the Named Executive Officers, our Compensation Committee reviewed an analysis of competitive market data derived from the companies in the following compensation peer group (which was approved by our Compensation Committee in the fall of 2013):

ActivisionBlizzard, Inc.	Intuit, Inc.	Tesla Motors, Inc.
Adobe Systems, Inc.	Netflix, Inc.	TripAdvisor, Inc.
AOL Inc.	Pandora Media, Inc.	VMware, Inc.
Expedia, Inc.	priceline.com, Inc.	WorkDay, Inc.
Facebook, Inc.	Red Hat, Inc.	Yahoo! Inc.
Groupon, Inc.	Riverbed Technology, Inc.	Zynga Inc.
IAC/InterActive Corp.	salesforce.com, Inc.

        This compensation peer group was used as a reference in the course of our Compensation Committee's review of our executive compensation program and decisions regarding the compensation for the members of our executive team for 2014.

        In determining our compensation peer group, we focused primarily on three specific categories of companies:

  •
  technology companies based in the United States;

  •
  consumer Internet companies in the United States; and

  •
  technology companies in the San Francisco Bay Area.

        We also considered the revenue, market capitalization and earnings before interest, taxes, depreciation and amortization ("EBITDA") levels of these companies, and determined that a compensation peer group consisting of companies with revenue and EBITDA levels both above and below our own revenue and EBITDA levels was appropriate. Our Compensation Committee believed that including companies with higher revenue and EBITDA levels than ours was appropriate due to our historical and recent strong growth. The compensation peer group includes a combination of Internet, enterprise and technology companies where, as a result of strong growth, the scope and complexity of the peer companies' senior executive positions were comparable to the scope and complexity of our executive positions. In addition, the compensation peer group includes companies which have experienced strong growth rates in the period immediately following their initial public offerings.

  Role of Stockholder Advisory Vote on Executive Compensation

        At our Annual Meeting of Stockholders in June 2012, we held a non-binding advisory stockholder vote on the compensation of the Named Executive Officers, commonly referred to as a "Say-on-Pay" vote. Our stockholders overwhelmingly approved the compensation of the Named Executive Officers, with approximately 97% of the votes cast by stockholders voted in favor of our 2012 Say-on-Pay proposal. As our Compensation Committee has evaluated our executive compensation policies and practices since that vote, it has been mindful of the strong support our stockholders expressed for our executive compensation philosophy and program through this vote.

        Based on the results of a separate stockholder advisory vote on the frequency of future stockholder advisory votes regarding the compensation of the Named Executive Officers, commonly referred to as a "Say-When-on-Pay" vote, conducted at our Annual Meeting of Stockholders in June 2012, our Board of Directors determined that we will hold our Say-on-Pay votes on a triennial basis (that is, once every three years.

        We are holding our second "Say-on-Pay" vote this year (see Proposal Four) and the next stockholder advisory vote on the compensation of the Named Executive Officers will take place in 2018.

Executive Compensation Program Components

  Base Salary

        In February 2014, our Compensation Committee reviewed the base salaries of the members of our executive team, including the Named Executive Officers, and made adjustments as part of its ongoing effort to transition the base salaries of our executives towards market-competitive positions more reflective of our compensation peer group. In determining the size of these adjustments, our Compensation Committee considered a number of factors, including each executive officer's performance, past and expected future contributions to the Company, responsibilities, experience, prior base salary level, our Company's anticipated strong growth rate, internal equity, competitive market data (with an emphasis on the 50th percentile of such data) and the recommendations of our CEO (except with respect to his own base salary).

        The adjustments to the base salaries of the Named Executive Officers, which were effective on April 1, 2014, were as follows:

Named Executive Officer	2013 Annualized Base Salary	2014 Annualized Base Salary	Percentage Adjustment
Jeffrey Weiner	$600,000	$900,000	50.0%
Steven Sordello	$440,000	$500,000	13.6%
Michael Callahan(1)	—	$475,000	N/A
Michael Gamson	$425,000	$500,000	17.6%
J. Kevin Scott	$425,000	$550,000	29.4%
Dipchand "Deep" Nishar(2)	$450,000	$575,000	27.8%

(1)
Mr. Callahan was not employed by us in 2013 and his annual base salary was set at $475,000 at the time of his appointment as our Vice President, General Counsel and Secretary in July 2014. For additional information regarding the terms of his initial employment, see below under "Employment Offer Letters."

(2)
Mr. Nishar resigned in October 2014.

        The actual base salaries paid to the Named Executive Officers during 2014 are set forth in the "2014 Summary Compensation Table."

  Cash Bonuses

        In February 2014, our Compensation Committee approved an executive bonus compensation plan for 2014 for the members of our executive team, including the Named Executive Officers (the "2014 Executive Bonus Plan"). Consistent with our historical practices, the 2014 Executive Bonus Plan was designed to motivate and reward the members of our executive team for their efforts to achieve the financial and operational objectives reflected in our annual operating plan, including our member growth and engagement goals. As contemplated under the 2014 Executive Bonus Plan, our Compensation Committee established target bonus opportunities for each of the members of our executive team that would be payable based upon our level of achievement with respect to our corporate performance measures for the year.

  Target Bonus Opportunities

        Our Compensation Committee set the target bonus opportunities for the members of our executive team, including the Named Executive Officers, under the 2014 Executive Bonus Plan as a percentage of each executive officer's base salary. These target bonus opportunities were set after reviewing an analysis of the current market practices of the companies in the compensation peer group for similar positions and are intended to reward our best talent appropriately along typical market practices for achieving our business objectives.

        The target bonus opportunity of our CEO was set at 150% of his base salary, and the target bonus opportunities of Messrs. Sordello, Gamson and Scott were set at 100% of their base salaries. Mr. Callahan's target bonus opportunity was set at 75% of his annual base salary at the time of his appointment as our Vice President, General Counsel and Secretary in July 2014.

        The target bonus opportunity for each Named Executive Officer was effective April 1, 2014 (other than Mr. Callahan, who joined us in July 2014). Between January 1 and April 1, 2014, the target bonus opportunity was the percentage used in 2013. Further, the maximum bonus payout of each Named Executive Officer was capped at 150% of his target bonus opportunity.

  Bonus Pool Funding and Performance Measures

        For purposes of funding the 2014 Executive Bonus Plan, our Compensation Committee established a "bonus pool" to be funded on the basis of our Company's actual level of achievement as measured against the corporate financial and operational performance objectives selected for the year.

        The funding of the bonus pool (and, consequently, the payout of each executive officer's bonus) was based entirely on the Company's level of achievement under certain specified corporate performance measures.

        For purposes of the 2014 Executive Bonus Plan, our Compensation Committee established the following five corporate performance measures, each equally weighted at 20%:

  •
  revenue;

  •
  adjusted EBITDA;

  •
  members;

  •
  unique visiting members (formerly referred to as "internal unique visitors"); and

  •
  member page views.

        For purposes of the 2014 Executive Bonus Plan, "revenue" was calculated as reflected in our audited financial statements for 2014 and "adjusted EBITDA" was calculated based on our full-fiscal year earnings as reflected in our audited financial statements, adjusted to exclude income tax provision, depreciation and amortization, stock-based compensation expense and interest and other income and expenses. The operational performance measures (members, unique visiting members and member page views) are measures of member growth and engagement, which our Compensation Committee believes is the key to our long-term success. In addition, the financial performance measures (revenue and adjusted EBITDA) are important indicators of our ability to monetize our solutions and achieve profitability. We use adjusted EBITDA, a non-GAAP financial measure, as one of our performance metrics because it is a key measure used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. Each of the corporate performance measures was given equal weight based on our Compensation Committee's belief that each was critical to achieving our strategic and operational objectives for 2014.

        For each performance measure, our Compensation Committee approved a threshold, target and "stretch" performance level that would contribute to the funding of the bonus pool. The bonus pool was funded at the average percentage of all of the corporate performance measures. If our performance for 2014 for any measure was below the threshold performance level, the bonus pool would not be funded with respect to that measure. Bonus payments would be made at 50% for performance meeting the threshold performance level, 100% for performance meeting the target performance level and 150% for performance meeting the "stretch" performance level. For performance achievement between the threshold and target performance levels, and between the target and "stretch" performance levels, bonus payments would be interpolated on a straight-line basis, up to a maximum of 150% for any measure. Our Compensation Committee believed that the achievement of the target performance levels for each measure would require excellent leadership, effective leveraging of our competencies and a clear focus on driving and achieving results throughout the year.

  2014 Bonus Decisions

        In March 2015, the size of the bonus pool and the bonus payments were determined based on our performance during 2014, pursuant to the 2014 Executive Bonus Plan. We achieved 111% overall funding as reflected in the table below, based on our performance as compared to the corporate performance measures. This percentage was used to establish the size of the bonus pool available to the members of our executive team, including the Named Executive Officers.

Corporate Measure	Plan Weight	Threshold (0.5x)	Target (1.0x)	"Stretch" (1.5x)	2014 Actual	Final Payment	Weighted Average
Revenue (in millions)	20%	$2,000	$2,100	$2,200	$2,219	150%	30.0%
Adjusted EBITDA (in millions)	20%	$465	$515	$583	$592	150%	30.0%
Members (in millions)	20%	342	347	353	347	94%	18.8%
Unique Visiting Members (in millions)(1)	20%	85	93	101	93	98%	19.7%
Member Page Views (in millions)	20%	107	115	124	109	62%	12.5%

Total Executive Bonus Plan Funding Percentage							111.0%

(1)
Represents the average monthly number of unique visiting members during Q4 2014.

        Since all of the members of our executive team participated in the 2014 Executive Bonus Plan, the funds allotted to the plan were allocated to these individuals in addition to the Named Executive Officers. In March 2015, the following bonus payments were made to the Named Executive Officers for 2014 pursuant to the 2014 Executive Bonus Plan:

Named Executive Officer(1)	Base Salary Paid During 2014(2)	Target Bonus Opportunity (as a percentage of base salary paid in 2014)(3)	Bonus Pool Funding	Actual Bonus Payment
Jeffrey Weiner	$825,000	145%	111%	$1,332,000
Steven Sordello	$485,000	95%	111%	$513,930
Michael Callahan(4)	$205,224	75%	111%	$170,849
Michael Gamson	$481,250	96%	111%	$510,600
J. Kevin Scott	$518,750	96%	111%	$552,225

(1)
Because Mr. Nishar resigned in October 2014, he did not receive a bonus payment and is not included in this table.

(2)
Base salaries were adjusted effective April 1, 2014. Accordingly, the total base salary paid to each of the Named Executive Officers during 2014 reflects payments made at the 2013 rate until the adjustment, and at the 2014 rate thereafter.

(3)
Target bonus opportunities were adjusted effective April 1, 2014. Accordingly, the percentage used to calculate the bonus for each of the Named Executive Officers during 2014 reflects the target bonus opportunity at the 2013 rate until the adjustment, and at the 2014 rate thereafter.

(4)
Mr. Callahan's bonus payment was pro-rated for his partial year of employment, which began on July 28, 2014.

        The cash bonuses paid to the Named Executive Officers for 2014 are also set forth in the "2014 Summary Compensation Table."

  Equity Compensation

        We grant a combination of options to purchase shares of our Class A Common Stock and RSU awards for shares of our Class A Common Stock to deliver long-term incentive compensation to the members of our executive team, including the Named Executive Officers, as these equity awards balance stock price growth, stock price volatility, competitive market practice and stockholder value alignment.

        Consistent with our compensation objectives, we believe this approach aligns the contributions of the members of our executive team with the long-term interests of our stockholders and allows them to participate in any future appreciation in our Company's Class A Common Stock. In addition, these awards serve as an effective retention tool as they vest based on continued service over time. The vesting dates for the members of our executive team are staggered to be in alignment with the length of time the executive officer has been employed by us, so vesting generally occurs over a longer period for executive team members who have been with us for a shorter period. The vesting schedules are also individualized for executives so that portions of newer awards begin vesting after the older awards are substantially vested.

        In February 2014, our Compensation Committee granted equity awards to the members of our executive team to reward them for our strong corporate performance and their individual performance in 2013. In exercising its discretion to set the size of these awards, our Compensation Committee also took into consideration the following factors:

  •
  each individual executive officer's role and the scope of his or her responsibilities;

  •
  his or her past performance and expected future contributions;

  •
  his or her current vested and unvested equity holdings; and

  •
  internal equity considerations, based on the actual and potential equity awards of the other members of our executive team.

        Further, in the case of our CEO, our Compensation Committee took into consideration his importance to our Company. In determining the size of his equity awards, our Compensation Committee was influenced by these factors as well as its desire to provide him with a long-term incentive opportunity that would be comparable to our compensation peer group if he were successful in leading our executive team to produce the projected level of financial returns reflected in our internal operating plan over the next several years.

        In February 2014, after reviewing the equity awards granted to the executives holding comparable positions at the companies in our compensation peer group, as well as its assessment of our Company's 2013 performance and the other factors described above, our Compensation Committee approved the grant of equity awards to the Named Executive Officers as follows, with 70% of the award value being granted in the form of an RSU award for shares of our Class A Common Stock and 30% of the award value being granted in the form of an option to purchase shares of our Class A Common Stock:

Named Executive Officer(1)	Restricted Stock Unit Awards for Shares of Class A Common Stock (number of shares)	Options to Purchase Shares of Class A Common Stock (number of shares)	Target Value of Equity Awards
Jeffrey Weiner	50,179	43,011	$14,600,000
Steven Sordello	20,622	17,676	$6,000,000
Michael Gamson	20,622	17,676	$6,000,000
J. Kevin Scott	30,932	26,513	$9,000,000
Dipchand "Deep" Nishar(2)	30,932	26,513	$9,000,000

(1)
Mr. Callahan joined us in July 2014, and, accordingly, did not receive an equity award grant in February 2014.

(2)
Mr. Nishar resigned in October 2014.

        Our Compensation Committee has selected this equity award mix after considering several factors, including its recognition of our need to continue to motivate the members of our executive team during an anticipated period of strong growth and volatility, as well as its desire to manage our annual equity use. The RSU awards vest in equal quarterly installments over four years. The options vest and become exercisable in equal monthly installments over 48 months. For both the RSU awards and stock options, the initial vesting dates were set for each executive officer based on his tenure with our Company and the value of his outstanding and unvested equity awards.

        In connection with his appointment as our Vice President, General Counsel and Secretary in July 2014, our Compensation Committee granted Mr. Callahan an RSU award for 33,371 shares of our Class A Common Stock and an option to purchase 28,604 shares of our Class A Common Stock. The target value of these equity awards was $8 million. See "Employment Offer Letters" below for further information regarding the initial terms of Mr. Callahan's employment.

        The grant date fair value of the equity awards granted to the Named Executive Officers during 2014 are set forth in "2014 Summary Compensation Table" and the "2014 Grants of Plan-Based Awards Table."

  Welfare and Other Employee Benefits

        We have established a tax-qualified Section 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. In 2014, we matched 50% of the first 3% of contributions made to the plan by our employees (not to exceed 50% of the employee's maximum employee deferral allowed by the Internal Revenue Code (the "Code")), including the members of our executive team. In 2015, we increased our matching policy for all employees, including the members of our executive team, so that we currently match 50% of the total contributions made to the plan by our employees (not to exceed 50% of the employee's maximum employee deferral allowed by the Code). We intend for the plan to qualify under Section 401(a) of the Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.

        The members of our executive team, including the Named Executive Officers, are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as our other U.S.-based, full-time employees. These benefits include medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage.

  Perquisites and Other Personal Benefits

        Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to the members of our executive team, including the Named Executive Officers. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment, motivation or retention purposes. All future practices with respect to perquisites or other personal benefits will be subject to review and approval by our Compensation Committee.

Employment Offer Letters

        The initial terms and conditions of employment for each of the Named Executive Officers are set forth in a written employment offer letter.

        Each of these agreements was approved on our behalf by our Board of Directors or our Compensation Committee, as applicable. We believe that these employment offer letters were necessary to induce these individuals to forego other employment opportunities or leave their current employer for the uncertainty of a demanding position in a new and unfamiliar organization.

        In filling these executive positions, our Board of Directors or our Compensation Committee, as applicable, was aware that it would be necessary to recruit candidates with the requisite experience and skills to manage a growing business in a dynamic and ever-changing industry. Accordingly, it recognized that it would need to develop competitive compensation packages to attract qualified candidates in a highly-competitive labor market. At the same time, our Board of Directors or our Compensation Committee, as applicable, was sensitive to the need to integrate new individuals into the compensation structure of our executive team that it was seeking to develop, balancing both competitive and internal equity considerations.

        Each of these employment offer letters provides for "at will" employment and sets forth the initial compensation arrangements for the Named Executive Officer, including an initial base salary, an annual cash bonus opportunity and a recommendation for an equity award for shares of our Class A Common Stock.

  Employment Offer Letter with Mr. Callahan

        In July 2014, Mr. Callahan was appointed as our Vice President, General Counsel and Secretary. The terms and conditions of his initial employment were negotiated by our CEO and reviewed and approved by our Compensation Committee. The initial base salary, target annual cash bonus opportunity and recommended equity award were set forth in his employment offer letter and are described above.

        For a summary of the material terms and conditions of these employment offer letters with each of the Named Executive Officers, see "Offer Letter Agreements."

Post-Employment Compensation

        Our Compensation Committee has adopted a standardized approach to the provision of payments and benefits to the members of our executive team, including the Named Executive Officers, in the event of an involuntary termination of employment following a change in control of our Company to make these benefits consistent among our executive officers who have these arrangements. Specifically, this approach provides for the following payments and benefits in the event of an involuntary termination of employment following a change of control of our Company:

  •
  a cash payment in an amount equal to the executive's current annual base salary and target bonus opportunity for 12 months;

  •
  full vesting of all outstanding equity awards for our CEO, CFO and General Counsel, and 50% vesting of all outstanding equity awards for the other Named Executive Officers; and

  •
  continuation of health care benefits for a period of 12 months.

        We believe that these arrangements will help the Named Executive Officers maintain continued focus and dedication to their responsibilities to help maximize stockholder value if there is a potential transaction that could involve a change in control of our Company.

        The payments and benefits payable under these arrangements in the event of a change in control of our Company are subject to a "double trigger," meaning that both a change in control of our Company and an involuntary termination of employment in connection with such transaction are required. In other words, the change in control of our Company does not by itself trigger any payments or benefits; rather, payments and benefits are paid only if the employment of the Named Executive Officer is terminated without "cause" (or the Named Executive Officer resigns for "good reason") during a specified period preceding and following the change in control. We believe that a "double trigger" arrangement maximizes stockholder value because it prevents an unintended windfall to the Named Executive Officers in the event of a change in control of our Company, while still providing them appropriate incentives to cooperate in negotiating a transaction involving a potential change in control of our Company in which they believe they may lose their jobs.

        In addition, if the employment of our CEO is involuntarily terminated either without cause or is constructively terminated, other than in connection with a change in control of our Company, he will be eligible to receive certain severance payments and benefits.

        For a summary of the material terms and conditions of these post-employment compensation arrangements, as well as the post-employment payments and benefits which the Named Executive Officers are eligible to receive, see "Potential Payments upon Termination and Upon Termination Following Change in Control."

Other Compensation Policies

  Stock Ownership Guidelines

        Under our Corporate Governance Guidelines, we maintain stock ownership guidelines, which previously provided that our CEO should hold 35,000 shares of our common equity securities and our other Section 16 executive officers, including the other Named Executive Officers, should hold 5,000 shares of our common equity securities. There is a five-year phase-in period for executives who are subject to the guidelines and joined the Company after the establishment of the guidelines. As of December 31, 2014, all of the Named Executive Officers satisfied these guidelines. In February 2015, we amended our Corporate Governance Guidelines and stock ownership guidelines. Under the amended guidelines, our CEO should hold an amount of equity equal to seven times the amount of his annualized base salary, and our other Section 16 executive officers, including the other Named Executive Officers, should hold an amount of equity equal to two times the amount of each of his or her annualized base salary. Compliance with the guidelines is measured annually at December 31. For purposes of the guidelines, equity that is considered owned includes shares of either our Class A or Class B Common Stock, vested, in-the-money options to purchase shares of our Class A or Class B Common Stock (whether or not exercised) and any other shares of our common equity securities in which the executive officer holds a beneficial interest.

  Equity Award Grant Policy

        Our equity award grant policy, which addresses the timing of the grant of equity awards, provides that, among other things, options to purchase shares of our Class A Common Stock and RSU awards for shares of our Class A Common Stock may be granted by our Compensation Committee at any time, but if granted during a closed trading window, the exercise price per share of the stock options must be at least equal to the closing price of our Class A Common Stock on The New York Stock Exchange at the close of the regular trading session on the first day following the opening of our trading window.

  Compensation Recovery Policy

        Currently, we have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. We intend to adopt a general compensation recovery, or clawback, policy covering our annual and long-term incentive award plans and arrangements once the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

  Derivatives Trading, Hedging and Pledging Policy

        Our insider trading policy prohibits the trading of derivatives in, and the hedging or pledging of, our common equity securities by our employees, including the members of our executive team, and the members of our Board of Directors.

Tax and Accounting Considerations

  Deductibility of Executive Compensation

        Section 162(m) of the Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to the chief executive officer and each of the three other most highly-compensated executive officers (other than the chief financial officer) in any taxable year. Generally, remuneration in excess of $1 million may only be deducted if it is "performance-based compensation" within the meaning of the Code or satisfies the conditions of another exemption from the deduction limit. In this regard, the compensation income realized upon the exercise of options to purchase shares of our common equity securities granted under a stockholder-approved stock option plan generally will be deductible so long as the options are granted by a committee whose members are non-employee directors and certain other conditions are satisfied.

        While mindful of the benefit to us of the full deductibility of compensation, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating the members of our executive team in a manner that can best promote our corporate objectives, which our Compensation Committee believes aligns our executive officers' interests with our stockholders' interests, and thus is in the best interests of our stockholders. At our Annual Stockholder Meeting in 2014, we submitted a bonus plan for approval to qualify the amounts payable under the plan for the "performance-based compensation" exception to Section 162(m), and it was approved. Accordingly, our Compensation Committee intends to qualify the incentive compensation paid to the covered executive officers for the "performance-based compensation" exemption from the deduction limit under Section 162(m) when it believes such action is in the best interests of the Company.

        In approving the amount and form of compensation for our executive officers, our Compensation Committee considers all elements of the cost to us of providing such compensation, including the potential impact of the Section 162(m) deduction limit. However, our Compensation Committee reserves the discretion, in its judgment, to approve compensation payments that do not comply with an exemption from the deduction limit when it believes that such payments are appropriate to attract and retain executive talent.

  Taxation of "Parachute" Payments and Nonqualified Deferred Compensation

        We did not provide any of the members of our executive team, including any Named Executive Officer, with a "gross-up" or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A of the Code during 2014, and we have not agreed and are not otherwise obligated to provide any Named Executive Officer with such a "gross-up" or other reimbursement.

        Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of our Company that exceeds certain prescribed limits, and that our Company, or a successor, may forfeit a deduction on the amounts subject to this additional tax.

        Section 409A of the Code imposes additional significant taxes on the individual in the event that an executive officer, director or other service provider receives "deferred compensation" that does not meet the requirements of Section 409A.

  Accounting for Stock-Based Compensation

        Our Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for the members of our executive team, other employees and members of our Board of Directors. These accounting considerations include Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718"), the standard which governs the accounting treatment of stock-based compensation awards.

        ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to the members of our executive team, other employees and members of our Board of Directors, including options to purchase shares of our common equity securities, based on the grant date "fair value" of these awards. The application of ASC Topic 718 involves significant judgment in the determination of inputs into the Black-Scholes-Merton valuation model that we use to determine the fair value of any options to purchase shares of our common equity securities. These inputs are based on assumptions as to the volatility of the underlying equity securities, risk free interest rates and the expected life of the options. As required by the generally accepted accounting principles in the United States, we review our valuation assumptions at each grant date, and, as a result, our valuation assumptions used to value options granted in future periods may vary from the valuation assumptions we have used previously.

        ASC Topic 718 also requires us to recognize the compensation cost of these share-based payment awards in our statements of operations over the period that an executive officer, employee or member of our Board of Directors is required to render service in exchange for the option or other award (which, generally, will correspond to the award's vesting schedule). This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers, employees or members of our Board of Directors may never realize any value from their stock options or other share-based payment awards.

Compensation-Related Risk

        Our Board of Directors is responsible for the oversight of our risk profile, including compensation-related risks. Our Compensation Committee monitors our compensation policies and practices as applied to our employees to ensure that these policies and practices do not encourage excessive and unnecessary risk-taking. In 2014, at the direction of our Compensation Committee, our management conducted a review of our compensation programs, including our executive compensation program, and, based on this review, determined that the level of risk associated with these programs is not reasonably likely to have a material adverse effect on our Company.

Compensation Committee Report

        Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, our Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and this proxy statement.

Respectfully submitted by:
Leslie Kilgore (Chair) A. George "Skip" Battle Stanley J. Meresman

2014 Summary Compensation Table

        The following table summarizes the compensation that we paid to or was earned by our Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated executive officers during the fiscal year 2014. We refer to these executive officers in this proxy statement as our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
Jeffrey Weiner	2014	825,000	10,238,523	3,237,730	1,332,000	3,900		15,637,153
Chief Executive Officer(5)	2013	583,750	18,709,690	28,678,729	1,094,531	4,664		49,071,363
	2012	535,000	—	—	636,650	3,750		1,175,400
Steven Sordello	2014	485,000	4,207,713	1,330,593	513,930	3,900		6,541,136
Senior Vice President &	2013	417,500	3,454,031	5,435,781	501,000	4,664		9,812,975
Chief Financial Officer(6)	2012	350,000	—	—	291,550	3,750		645,300
Michael Callahan	2014	205,224	6,757,628	2,130,549	170,849	2,078		9,266,328
Vice President, General
Counsel and Secretary(7)
Michael Gamson	2014	481,250	4,207,713	1,330,593	510,600	4,227	(4)	6,534,383
Senior Vice President,	2013	403,750	2,014,837	3,297,827	484,500	5,241		6,206,155
Global Solutions(8)	2012	340,000	—	—	283,220	3,750		626,970
J. Kevin Scott	2014	518,750	6,311,365	1,995,814	552,225	3,900		9,382,054
Senior Vice President,	2013	403,750	2,014,837	3,371,437	484,500	4,663		6,279,187
Engineering & Operations(9)	2012	340,000	—	—	283,220	3,750		626,970
Dipchand "Deep" Nishar	2014	406,634	6,311,365	1,995,814	—	74,986		8,788,799
Senior Vice President,	2013	428,750	4,605,488	7,247,768	514,500	4,664		12,801,169
Products & User Experience	2012	365,000	—	—	304,045	3,750		672,795
(former)(10)

(1)
Restricted stock awards and option awards are shown at their aggregate grant date fair value in accordance with authoritative accounting guidance on stock compensation. The fair value of each option grant is estimated based on the fair market value on the date of grant using the Black-Scholes-Merton option pricing model. The fair value of each restricted stock award is measured based on the closing price of our Class A Common Stock on the date of grant. For more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to Note 12 of the Notes to our Consolidated Financial Statements included in our 2014 Annual Report on Form 10-K filed on February 12, 2015.

(2)
The amounts included in the "Non-Equity Incentive Plan Compensation" column represent the amounts earned and payable under the 2014, 2013 and 2012 Executive Bonus Compensation Plans, respectively.

(3)
Consists of our matching contributions to the executive's 401(k) plan.

(4)
In addition to the items disclosed in footnote (3) above, in 2014 Mr. Gamson received an additional gift upon the birth of his child (and related gross-up).

(5)
Mr. Weiner's current annual salary is $1,000,000

(6)
Mr. Sordello's current annual salary is $550,000.

(7)
Mr. Callahan joined the Company in July 2014. His current annual salary is $500,000.

(8)
Mr. Gamson's current annual salary is $550,000.

(9)
Mr. Scott's current salary is $600,000.

(10)
Mr. Nishar left the Company in October 2014. The amount listed for Mr. Nishar as "All Other Compensation" consists of $69,661 vacation paid out upon his departure, a patent award of $1,500, and matching contributions to his 401(k) plan of $3,825.

Grants of Plan-Based Awards in 2014

        The following table provides information regarding grants of incentive plan- based awards made during fiscal year 2014, to each of our Named Executive Officers.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Equity Grants(2)
Name	Grant Date	Name of Plan(3)	Threshold	Target	Maximum ("Stretch")	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Jeffrey Weiner	2/28/14	2011	—	—	—	50,179	—	—	10,238,523
	2/28/14	2011	—	—	—	—	43,011	204.04	3,237,730
	2/28/14	EBCP	600,000	1,200,000	1,800,000	—	—	—	—
Steven Sordello	2/28/14	2011	—	—	—	20,622	—	—	4,207,713
	2/28/14	2011	—	—	—	—	17,676	204.04	1,330,593
	2/28/14	EBCP	231,500	463,000	694,500	—	—	—	—
Michael Callahan	8/4/14	2011	—	—	—	33,371	—	—	6,757,628
	8/4/14	2011	—	—	—	—	28,604	202.50	2,130,549
	7/28/14	EBCP	76,959	153,918	230,877	—	—	—	—
Michael Gamson	2/28/14	2011	—	—	—	20,622	—	—	4,207,713
	2/28/14	2011	—	—	—	—	17,676	204.04	1,330,593
	2/28/14	EBCP	230,000	460,000	690,000	—	—	—	—
J. Kevin Scott	2/28/14	2011	—	—	—	30,932	—	—	6,311,365
	2/28/14	2011	—	—	—	—	26,513	204.04	1,995,814
	2/28/14	EBCP	248,750	497,500	746,250	—	—	—	—
Dipchand "Deep" Nishar(4)	2/28/14	2011	—	—	—	30,932	—	—	6,311,365
	2/28/14	2011	—	—	—	—	26,513	204.04	1,995,814
	2/28/14	EBCP	260,625	521,250	781,875	—	—	—	—

(1)
Amounts in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column relate to amounts payable under our 2014 Executive Bonus Compensation Plan at the time the grants of awards were made. The threshold column assumes the achievement of either of the corporate or individual performance components at the threshold level. The target column assumes the achievement for both of the corporate and individual performance components at the target level. The maximum or "stretch" column assumes the achievement for both of the corporate and individual performance components at the stretch level. Each of the threshold, target and stretch amounts is based on actual salary paid, rather than annualized salary. The actual amounts paid to our Named Executive Officers are set forth in the "2014 Summary Compensation Table" above and the calculation of the actual amounts paid is discussed more fully in "Executive Compensation—Compensation Discussion and Analysis—Cash Bonuses" above.

(2)
Restricted stock units and option awards are shown at their aggregate grant date fair value in accordance with authoritative accounting guidance on stock compensation. The fair value of each option grant is estimated based on the fair market value on the date of grant using the Black-Scholes-Merton option pricing model. The fair value of each restricted stock unit is measured based on the closing price of our Class A Common Stock on the date of grant. For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of our options, refer to Note 12 of the Notes to our Consolidated Financial Statements included in our 2014 Annual Report on Form 10-K filed on February 12, 2015.

(3)
2011 refers to the 2011 Equity Incentive Plan. EBCP refers to the 2013 Executive Bonus Compensation Plan.

(4)
Mr. Nishar left the Company in October 2014, he was not employed in March 2015 when payments were made for the 2/28/2014 grants under the EBCP, and accordingly, he received no payment in connection with such grant. Further, his 2/28/2014 equity grants ceased vesting as of his departure.

Outstanding Equity Awards at 2014 Fiscal Year-End

        The following table provides information regarding outstanding options and restricted stock units held by our Named Executive Officers as of December 31, 2014, the last day of our fiscal year.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price Per Share ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That have not Vested ($)(1)
Jeffrey Weiner	2/24/2009	(2)	868,396	—	2.32	2/24/2019	—	—
	12/15/2011	(3)	—	—	—	—	25,000	5,742,750
	3/1/2013	(4)	137,200	192,081	170.46	3/1/2023	61,740	14,182,295
	2/28/2014	(5)	8,960	34,051	204.04	2/28/2024	40,771	9,365,506
Steven Sordello	12/15/2011	(6)	—	—	—	—	6,250	1,435,688
	3/1/2013	(7)	13,930	46,860	170.46	3/1/2023	15,198	3,491,133
	2/28/2014	(5)	3,682	13,994	204.04	2/28/2024	16,756	3,849,021
Michael Callahan	8/4/2014	(8)	—	28,604	202.50	8/4/2024	33,371	7,665,652
Michael Gamson	2/16/2011	(9)	636	213	19.63	2/16/2021	—	—
	2/16/2011	(9)	49,233	15,413	19.63	2/16/2021	—	—
	3/1/2013	(10)	—	35,461	170.46	3/1/2023	11,820	2,715,172
	2/28/2014	(11)	—	17,676	204.04	2/28/2024	20,622	4,737,080
J. Kevin Scott	2/16/2011	(12)	—	213	19.63	2/16/2021	—	—
	2/16/2011	(12)	—	12,288	19.63	2/16/2021	—	—
	12/15/2011	(13)	—	—	—		13,125	3,014,944
	3/1/2013	(14)	—	35,461	170.46	3/1/2023	11,820	2,715,172
	2/28/2014	(11)	—	26,513	204.04	2/28/2024	30,932	7,105,390
Dipchand "Deep" Nishar(15)	2/28/2014	(5)	3,866	—	204.04	2/28/2024	—	—

(1)
The market value of unvested shares is calculated by multiplying the number of unvested shares held by the applicable named executive officer by the closing price of our Class A Common Stock on December 31, 2014, which was $229.71.

(2)
Fully-vested at 2013 Fiscal Year-End. The Weiner 2012 Irrevocable Trust, of which Reid Hoffman, our Board Chair is the trustee, has an interest in this option award. See footnote 1 to the table "Security Ownership of Certain Beneficial Owners and Management" above.

(3)
Vests 25% on November 15, 2012, then quarterly thereafter for three years.

(4)
Option vests 1/48th of the shares monthly, beginning April 1, 2013. RSU vests 1/16th of the shares on May 15, 2013, then quarterly thereafter for three years.

(5)
Option vests 1/48th of the shares monthly, beginning February 28, 2014. RSU vests 1/16th of the shares on May 15, 2014, then quarterly thereafter for three years.

(6)
Vests 25% on May 15, 2012, then quarterly thereafter for three years.

(7)
Option vests 1/48th of the shares monthly, beginning January 1, 2014. RSU vests 1/16th of the shares on February 15, 2014, then quarterly thereafter for three years.

(8)
Vests 25% after one year, beginning July 28, 2014, then monthly thereafter for three years. RSU vests 1/16th of the shares on August 15, 2015, then quarterly thereafter for three years.

(9)
Vests 25% after one year, beginning February 16, 2011, then monthly thereafter for three years.

(10)
Option vests 1/48th of the shares monthly, beginning April 1, 2015. RSU vests 1/16th of the shares on May 15, 2015, then quarterly thereafter for three years.

(11)
Option vests 25% after one year, beginning February 28, 2014, then monthly thereafter for three years. RSU vests 25% on May 15, 2015, then quarterly thereafter for three years.

(12)
Vests 25% after one year, beginning February 7, 2011, then monthly thereafter for three years.

(13)
Vests 25% on May 15, 2013, then quarterly thereafter for three years.

(14)
Option vests 1/48th of the shares monthly, beginning January 1, 2016. RSU vests 1/16th of the shares on February 15, 2016, then quarterly thereafter for three years.

(15)
Mr. Nishar left the Company in October 2014.

Option Exercises and Stock Vested in 2014

        The following table summarizes the value realized by our Named Executive Officers on option awards exercised and restricted stock units vested during fiscal year 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey Weiner	833,608	$165,944,535	61,848	$12,117,457
Steven Sordello	—	—	21,431	$4,199,673
Michael Callahan	—	—	—	—
Michael Gamson	80,000	$13,956,005	—	—
J. Kevin Scott	74,999	$13,106,471	8,750	$1,712,617
Dipchand "Deep" Nishar	15,201	$849,890	18,306	$3,404,498

(1)
The value realized on exercise is calculated as the difference between the actual sales price of the shares underlying the options exercised and the applicable exercise price of those options.

Pension Benefits and Nonqualified Deferred Compensation

        We do not offer any defined benefit pension plans or nonqualified deferred compensation plans.

Offer Letter Agreements

  Jeffrey Weiner

        We entered into an offer letter agreement with Jeffrey Weiner, our Chief Executive Officer, dated September 9, 2009, as amended in January and May 2011. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Weiner's current annual base salary is $1,000,000, and he is eligible to earn bonus compensation under our 2015 executive bonus compensation plan, which is targeted at 150% of his base salary. The offer letter agreement provides that, in the event Mr. Weiner is either involuntarily terminated without cause or is constructively terminated (in each case, as defined in the offer letter agreement), each within 12 months following a change in control, he will receive a lump sum payment equal to 12 months' base salary and his annual target bonus for the year of termination (or, if greater, the annual target bonus in effect immediately prior to the change in control), payment for COBRA premiums for continued health coverage for 12 months following such termination, and full acceleration of the unvested shares subject to all outstanding equity awards granted to Mr. Weiner. The offer letter agreement also provides that if Mr. Weiner is involuntarily terminated either without cause or is constructively terminated, other than in connection with a change in control, Mr. Weiner will be entitled to receive his base salary for six months, reimbursement for payments for continuing health coverage for six months, and continued vesting of the shares under Mr. Weiner's outstanding equity awards for three months following such termination.

  Steven Sordello

        We entered into an offer letter agreement with Steven Sordello, our Senior Vice President and Chief Financial Officer, dated June 14, 2007, as amended in May 2011. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Sordello's current annual base salary is $550,000, and he is eligible to receive bonus compensation under our 2015 executive bonus compensation plan, which is targeted at 100% of his base salary. The offer letter agreement provides that, in the event Mr. Sordello is either involuntarily terminated without cause or is constructively terminated (in each case, as defined in the offer letter agreement), each within 12 months following a change in control, he will receive a lump sum payment equal to 12 months'

base salary and his annual target bonus for the year of termination (or, if greater, the annual target bonus in effect immediately prior to the change in control), payment for COBRA premiums for continued health coverage for 12 months following such termination, and full acceleration of the unvested shares subject to all outstanding equity awards granted to Mr. Sordello.

  Michael Callahan

        We entered into an offer letter agreement with Michael Callahan, our Vice President, General Counsel and Secretary, in July 2014. The offer letter has no specific term and constitutes at-will employment. Mr. Callahan's current annual base salary is $500,000, and he is eligible to earn bonus compensation under our 2015 executive bonus compensation plan, which is targeted at 75% of his base salary at the time of his appointment. We also entered into a change of control agreement with Mr. Callahan in July 2014. The agreement provides that, in the event Mr. Callahan is either involuntarily terminated without cause or is constructively terminated (in each case, as defined in the offer letter agreement), each within 12 months following a change in control, he will receive a lump sum payment equal to 12 months' base salary and his annual target bonus for the year of termination (or, if greater, the annual target bonus in effect immediately prior to the change in control), payment for COBRA premiums for continued health coverage for 12 months following such termination, and full acceleration of the unvested shares subject to all outstanding equity awards granted to Mr. Callahan.

  Michael Gamson

        We entered into an offer letter with Michael Gamson, currently our Senior Vice President, Global Solutions, in July 2007. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Gamson's current annual base salary is $550,000, and he is eligible to earn bonus compensation under our 2015 executive bonus compensation plan, which is targeted at 100% of his base salary. We also entered into a change of control agreement with Mr. Gamson in May 2011. The agreement provides that, in the event Mr. Gamson is either involuntarily terminated without cause or is constructively terminated (in each case, as defined in the offer letter agreement), each within 12 months following a change in control, he will receive a lump sum payment equal to 12 months' base salary and his annual target bonus for the year of termination (or, if greater, the annual target bonus in effect immediately prior to the change in control), payment for COBRA premiums for continued health coverage for 12 months following such termination, and acceleration of 50% of the unvested shares subject to all outstanding equity awards granted to Mr. Gamson.

  J. Kevin Scott

        We entered into an offer letter with J. Kevin Scott, currently our Senior Vice President, Engineering, in January 2011. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Scott's current annual base salary is $600,000, and he is eligible to earn bonus compensation under our 2015 executive bonus compensation plan, which is targeted at 100% of his base salary. We also entered into a change of control agreement with Mr. Scott in March 2013. The agreement provides that, in the event Mr. Scott is either involuntarily terminated without cause or is constructively terminated (in each case, as defined in the offer letter agreement), each within 12 months following a change in control, he will receive a lump sum payment equal to 12 months' base salary and his annual target bonus for the year of termination (or, if greater, the annual target bonus in effect immediately prior to the change in control), payment for COBRA premiums for continued health coverage for 12 months following such termination, and acceleration of 50% of the unvested shares subject to all outstanding equity awards granted to Mr. Scott.

Potential Payments Upon Termination and Upon Termination Following Change in Control

  Potential Payments Upon Termination Apart From a Change in Control

        The following table sets forth quantitative estimates of the benefits that would have accrued to Jeffrey Weiner if his employment had been terminated by us without cause or had been constructively terminated on December 31, 2014 pursuant to Mr. Weiner's offer letter agreement. No other named executive officer was eligible for benefits during 2014 in the event of termination of employment, other than in connection with a change in control.

Name	Salary Continuation	Value of Accelerated Equity Awards(1)	Valuation of Continued Health Care Coverage Premiums	Total
Jeffrey Weiner(2)	$450,000	$9,076,761	$10,417	$9,537,178

(1)
Represents value of accelerated vesting of restricted stock units and stock options. Stock option value is the difference between the fair market value on December 31, 2014 and the exercise price of a stock option multiplied by the number of shares underlying the option subject to acceleration. The fair market value of our Class A Common Stock on December 31, 2014 was $229.71.

(2)
As of December 31, 2014, 23,268 shares underlying stock options and 16,246 shares underlying restricted stock units were subject to acceleration.

  Potential Payments Upon Termination Following a Change in Control

        The following table sets forth quantitative estimates of the benefits that would have accrued to our Named Executive Officers pursuant to each of their offer letter and change of control agreements if their employment had been terminated by us without cause or had been constructively terminated, each within 12 months following a change in control consummating on December 31, 2014.

			Intrinsic Value of Accelerated Equity Awards
Name	Cash Severance(1)	Benefit Continuation	Restricted Stock Units(2)	Stock Options(3)	Total ($)
Jeffrey Weiner	$2,250,000	$20,835	$29,290,552	$12,254,888	$43,816,275
Steven Sordello	$1,000,000	$20,835	$8,775,841	$3,135,681	$12,932,356
Michael Callahan	$831,250	$20,835	$7,665,652	$778,315	$9,296,052
Michael Gamson	$1,000,000	$20,835	$3,726,126	$2,918,759	$7,665,719
J. Kevin Scott	$1,100,000	$14,053	$6,417,753	$2,703,932	$10,235,737

(1)
Cash severance payment consists of annual base salary and bonus at December 31, 2014.

(2)
For each Named Executive Officer the estimated benefit amount of unvested restricted stock units was calculated by multiplying the number of unvested restricted stock units by the closing price of our Class A Common Stock on December 31, 2014, which was $229.71.

(3)
For each Named Executive Officer the estimated benefit amount of unvested stock options was calculated by multiplying the number of unvested stock options subject to acceleration held by the applicable Named Executive Officer by the difference between the exercise price of the option and the closing price of our Class A Common Stock on December 31, 2014, which was $229.71.

Equity Compensation Plan Information

        The following table summarizes our equity compensation plan information as of December 31, 2014. Information is included for equity compensation plans approved by our stockholders. We do not have any non-stockholder approved equity compensation plans.

Plan Category	Class of Common Stock	Common Shares to be Issued Upon Exercise of Outstanding Options and Rights (#)	Weighted- average Exercise Price of Outstanding Options and Rights ($)(1)	Common Shares Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(2)	Class A	6,327,390	$169.4610	5,571,386
Equity compensation plans approved by stockholders(3)	Class B	1,844,687	$9.1811	—
Equity compensation plans not approved by stockholders	Class B	N/A	N/A	N/A

Total	Class A and Class B	8,172,077	$69.8943	5,571,386

(1)
The weighted average exercise price excludes restricted stock units which have no exercise price.

(2)
Includes options to purchase a total of 1,124,842 shares and restricted stock units representing 5,202,548 shares of our Class A Common Stock outstanding under our 2011 Plan. Excludes options to purchase a total of 58,188 shares and restricted stock units representing 5,773 shares of our Class A Common Stock outstanding under equity plans that we assumed in the course of certain acquisitions.

(3)
Includes options to purchase a total of 1,844,687 shares of our Class B Common Stock outstanding under our 2003 Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers, directors and ten percent stockholders to file reports of ownership and changes in ownership with the SEC. The same persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms furnished to us during the most recent fiscal year, we believe that all of our executive officers, directors and ten percent stockholders complied with the applicable filing requirements, with the exceptions noted below.

  •
  A late Form 4 report was filed by Susan Taylor, our Corporate Controller to report the award of a RSU grant for 3,222 shares of our Class A Common Stock due to an administrative oversight.

        In making these statements, we have relied upon examination of the copies of the Forms 3, 4 and 5, and amendments to these forms, provided to us and the written representations of our directors, executive officers and 10% stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Related Person Transactions

        We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's interest in the transaction. All of the transactions described below were entered into after presentation, consideration and approval by our Board of Directors.

Related Person Transactions

        Other than compensation arrangements, we describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  any of our directors, executive officers or holders of more than 5% of our common stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

        Compensation arrangements for our directors and Named Executive Officers are described elsewhere in this proxy statement.

Purchase of Books Co-Authored by Our Board Chair

        In June 2014, we purchased 20,000 copies of The Alliance: Managing Talent in the Networked Age, a book that was co-authored by our Board Chair, Mr. Hoffman, for marketing and branding purposes for an approximate aggregate cost of $500,000. The costs included the retail price of the books, plus costs related to packaging and shipping in connection with our marketing and branding activities. We estimate that Mr. Hoffman will receive a royalty of approximately $3.00 for each book sold, or an aggregate of approximately $60,000 for the books that we purchased. In anticipation of receipt of these royalties, Mr. Hoffman donated $60,000 to the LinkedIn For Good Foundation, which is described in further detail below.

Michael J. Moritz & Sequoia Capital

        Michael J. Moritz is a member of our Board, Chairman of Sequoia Capital Operations, LLC ("Sequoia Capital") and a managing member of several investment funds managed by affiliates of Sequoia Capital. In November 2013, the Company entered into an agreement to create LinkedIn CN Limited, a joint venture with Dragon Networking and SCCV IV Success HoldCo. Ltd., an affiliate of Sequoia Capital, collectively (the "Partners") to engage in the investment, organization, management and operation of a professional social network in the People's Republic of China, or PRC. As of December 31, 2014, the Company owned approximately 93% of the outstanding equity interests in the joint venture in the form of common shares by contributing intellectual property. The Partners contributed an aggregate of $5.0 million in cash in exchange for 7% of the outstanding equity interests in the joint venture in the form of preferred shares. Pending occurrence of certain events, the Partners have the opportunity to contribute an additional $20.0 million in cash in exchange for equity interests in the joint venture in the form of preferred shares, at which point the Company and the Partners would own approximately 72% and 28% of the outstanding equity interest in the joint venture, respectively. In November 2014, the Company and the Partners entered into a series of agreements related to the joint venture, which provide for loans in a total aggregate amount of $400,000 between entities in the PRC established by the Company and the Partners, as well as management consulting services to be provided by one of the Company's affiliates to a PRC entity owned by the Partners.

LinkedIn For Good Foundation

        In March 2012, we formally established our LinkedIn For Good (LIFG) program. The mission of LIFG is to connect professionals with opportunities to impact the world. The program includes a donor-advised fund that we set up through the Silicon Valley Community Foundation, a non-profit organization. To date, we have donated a total of $1.35 million through this fund, including $800,500 in 2014, and we intend to donate $850,000 in April 2015. These funds are used primarily to support youth employment programs and nonprofits championed by employees. Three members of our executive team serve as advisors to the LIFG program, in addition to an advisory board composed of 14 of our non-executive employees. These individuals in addition to the LIFG staff oversee LIFG's employee and philanthropic activities and works with the Silicon Valley Community Foundation on the administration of LIFG grants. The LIFG program also sponsors employee volunteerism, support for veteran initiatives in the U.S. and helps nonprofits find skilled volunteers and board members through the LinkedIn platform. We are not the beneficiary of the LIFG donor advised fund activities, and so we do not consolidate its activities (which are administered by the Silicon Valley Community Foundation) with our results.

AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee of our Board of Directors. The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2014 with our management. In addition, the Audit Committee has discussed with Deloitte & Touche LLP, our independent accountants, the matters required to be discussed by Auditing Standards No. 61, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T, and Rule 2-07, Communication with Audit Committees, of Regulation S-X. The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche LLP as required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP.

        Based on the Audit Committee's review of the matters noted above and its discussions with our independent accountants and our management, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Respectfully submitted by:

Stanley J. Meresman (Chair)
A. George "Skip" Battle
Leslie Kilgore

 OTHER BUSINESS

        The Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

HOUSEHOLDING

        Please see the discussion of "householding" under "How do I obtain a separate set of proxy materials or request a single set for my household?" in the section "Questions and Answers about the Proxy Materials and Our Annual Meeting" at the beginning of this proxy statement.

INCORPORATION BY REFERENCE

        The information contained above under the captions "Compensation Committee Report" and "Audit Committee Report" shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor will such information be incorporated by reference into any future SEC filing except to the extent that LinkedIn specifically incorporates it by reference into such filing.

Appendix A

LINKEDIN CORPORATION

2011 EQUITY INCENTIVE PLAN

(Amended and Restated as of             )

        1.    Purposes of the Plan.    The purposes of this Plan are:

    •
    to attract and retain the best available personnel for positions of substantial responsibility,

    •
    to provide additional incentive to Employees, Directors and Consultants, and

    •
    to promote the success of the Company's business.

        The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

        2.    Definitions.    As used herein, the following definitions will apply:

          (a)   "Administrator" means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

          (b)   "Applicable Laws" means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

          (c)   "Award" means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

          (d)   "Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

          (e)   "Board" means the Board of Directors of the Company.

          (f)    "Change in Control" means the occurrence of any of the following events:

              (i)  A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group ("Person"), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

              (ii)  A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

             (iii)  A change in the ownership of a substantial portion of the Company's assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company's assets: (A) a transfer to an entity that is controlled by the Company's stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company's stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

          For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

          Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

          Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company's incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

          (g)   "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

          (h)   "Committee" means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

          (i)    "Common Stock" means the Class A common stock of the Company.

          (j)    "Company" means LinkedIn Corporation, a Delaware corporation, or any successor thereto.

          (k)   "Consultant" means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company's securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

          (l)    "Covered Employee" means any Service Provider who would be considered a "covered employee" within the meaning of Section 162(m) of the Code.

          (m)  "Determination Date" means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as "performance-based compensation" under Section 162(m) of the Code.

          (n)   "Director" means a member of the Board.

          (o)   "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

          (p)   "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company will be sufficient to constitute "employment" by the Company.

          (q)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (r)    "Exchange Program" means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have higher or lower exercise prices and different terms), Awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

          (s)   "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

              (i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

              (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (iii)  For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company's Common Stock; or

            (iv)  In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

          (t)    "Fiscal Year" means the fiscal year of the Company.

          (u)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (v)   "Inside Director" means a Director who is an Employee.

          (w)  "Nonstatutory Stock Option" means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

          (x)   "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (y)   "Option" means a stock option granted pursuant to the Plan.

          (z)   "Outside Director" means a Director who is not an Employee.

          (aa) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (bb) "Participant" means the holder of an outstanding Award.

          (cc) "Performance-Based Award" means any Award that is subject to the terms and conditions set forth in Section 11. All Performance-Based Awards are intended to qualify as performance-based compensation under Section 162(m) of the Code.

          (dd) "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) stock price; (b) revenue; (c) membership; (d) page views; (e) unique visiting members; (f) profit; (g) bookings; (h) cash flow; (i) customer retention; (j) customer satisfaction; (k) net bookings; (l) net income; (m) net profit; (n) operating cash flow; (o) operating expenses; (p) total earnings; (q) earnings per share, diluted or basic; (r) earnings per share from continuing operations, diluted or basic; (s) earnings before interest and taxes; (t) earnings before interest, taxes, depreciation, and amortization; (u) pre-tax profit; (v) net asset turnover; (w) inventory turnover; (x) capital expenditures; (y) net earnings; (z) operating earnings; (aa) gross or operating margin; (bb) profit margin; (cc) debt; (dd) working capital; (ee) return on equity; (ff) return on net assets; (gg) return on total assets; (hh) return on capital; (ii) return on investment; (jj) return on sales; (kk) net or gross sales; (ll) market share; (mm) economic value added; (nn) cost of capital; (oo) change in assets; (pp) expense reduction levels; (qq) budget or expense management; (rr) expense targets; (ss) debt management; (tt) debt reduction; (uu) productivity; (vv) new product introductions; (ww) delivery performance; (xx) corporate transactions; (yy) business combinations; and (zz) total stockholder return. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (iii) in relative terms (including, but not limited to, results for other periods, passage of time and/or against another company or companies or an index or indices), (iv) on a per-share basis, (v) against the performance of the Company as a whole or a segment of the Company and/or (vi) on a pre-tax or after-tax basis. Prior to the Determination Date, the Administrator shall determine whether any element(s) or item(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants and whether a Performance Goal shall be measured in accordance with generally accepted accounting principles ("GAAP") or a basis other than GAAP.

          (ee) "Performance Period" means the time period of any Fiscal Year or such other period as determined by the Administrator in its sole discretion during which the performance objectives must be met.

          (ff)   "Performance Share" means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

          (gg) "Performance Unit" means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

          (hh) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

          (ii)    "Plan" means this 2011 Equity Incentive Plan.

          (jj)    "Registration Date" means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company's securities.

          (kk) "Restricted Stock" means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

          (ll)    "Restricted Stock Unit" means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

          (mm)  "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (nn) "Section 16(b)" means Section 16(b) of the Exchange Act.

          (oo) "Securities Act" means the Securities Act of 1933, as amended.

          (pp) "Service Provider" means an Employee, Director or Consultant.

          (qq) "Share" means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

          (rr)   "Stock Appreciation Right" means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

          (ss) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3.    Stock Subject to the Plan.

          (a)   Stock Subject to the Plan.    Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 15,356,806. In addition, Shares may become available for issuance under the Plan pursuant to Sections 3(b) and 3(c). The Shares may be authorized, but unissued, or reacquired Common Stock.

          (b)   Automatic Share Reserve Increase.    Subject to the provisions of Section 14 of the Plan, the number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2016 Fiscal Year, in an amount equal to the least of (i) 10,000,000 Shares, (ii) five percent (5%) of the number of shares of the Company's Class A common stock and Class B common stock outstanding on the last day of the immediately preceding Fiscal Year, calculated on a fully diluted basis, or (iii) such number of Shares determined by the Board.

          (c)   Lapsed Awards.    If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).

          (d)   Share Reserve.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

        4.    Administration of the Plan.

          (a)   Procedure.

              (i)  Multiple Administrative Bodies.    Different Committees with respect to different groups of Service Providers may administer the Plan.

              (ii)  Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more "outside directors" within the meaning of Section 162(m) of the Code.

             (iii)  Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

            (iv)  Other Administration.    Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

          (b)   Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

              (i)  to determine the Fair Market Value;

              (ii)  to select the Service Providers to whom Awards may be granted hereunder;

             (iii)  to determine the number of Shares to be covered by each Award granted hereunder;

            (iv)  to approve forms of Award Agreements for use under the Plan;

             (v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

            (vi)  to determine the terms and conditions of any, and to institute any Exchange Program;

            (vii)  to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

           (viii)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

            (ix)  to modify or amend each Award (subject to Section 19 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

             (x)  to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 15 of the Plan;

            (xi)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

            (xii)  to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award; and

           (xiii)  to make all other determinations deemed necessary or advisable for administering the Plan.

          (c)   Effect of Administrator's Decision.    The Administrator's decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

        5.    Eligibility.    Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

        6.    Stock Options.

          (a)   Limitations.

              (i)  Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a)(i), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

              (ii)  The Administrator will have complete discretion to determine the number of Shares subject to an Option granted to any Participant, provided that, subject to the provisions of Section 14, during any Fiscal Year, the number of Shares covered by Options granted to any one Service Provider will not exceed 2,100,000 Shares.

          (b)   Term of Option.    The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

          (c)   Option Exercise Price and Consideration.

              (i)  Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

              (1)   In the case of an Incentive Stock Option

                (A)   granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

                (B)   granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

              (2)   In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

              (3)   Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

              (ii)  Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised. Notwithstanding the foregoing sentence, unless the Administrator provides otherwise, no Option will be permitted to be exercised as to the unvested portion of the Option.

             (iii)  Form of Consideration.    The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

          (d)   Exercise of Option.

              (i)  Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

            An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

            Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

              (ii)  Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant's termination as the result of the Participant's death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant's termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

             (iii)  Disability of Participant.    If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant's termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

            (iv)  Death of Participant.    If a Participant dies while a Service Provider, the Option may be exercised following the Participant's death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated prior to Participant's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant's estate or by the person(s) to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant's death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

        7.    Restricted Stock.

          (a)   Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine; provided, that, subject to the provisions of Section 14, during any Fiscal Year, the number of Shares of Restricted Stock granted to any one Service Provider will not exceed 700,000 Shares.

          (b)   Restricted Stock Agreement.    Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

          (c)   Transferability.    Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

          (d)   Other Restrictions.    The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

              (i)  General Restrictions.    The Administrator may set restrictions based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

              (ii)  Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying in writing whether the applicable Performance Goals have been achieved after the completion of the applicable Performance Period).

          (e)   Removal of Restrictions.    Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

          (f)    Voting Rights.    During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

          (g)   Dividends and Other Distributions.    During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

          (h)   Return of Restricted Stock to Company.    On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

        8.    Restricted Stock Units.

          (a)   Grant.    Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine; provided, that, subject to the provisions of Section 14, during any Fiscal Year, the number of Restricted Stock Units granted to any one Service Provider will not exceed 700,000. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

          (b)   Vesting Criteria and Other Terms.

              (i)  General Restrictions.    The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

              (ii)  Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock Units as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units that are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Units under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying in writing whether the applicable Performance Goals have been achieved after the completion of the applicable Performance Period).

          (c)   Earning Restricted Stock Units.    Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

          (d)   Form and Timing of Payment.    Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

          (e)   Cancellation.    On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

        9.    Stock Appreciation Rights.

          (a)   Grant of Stock Appreciation Rights.    Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

          (b)   Number of Shares.    The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider, provided, that, subject to the provisions of Section 14, during any Fiscal Year, the number of Shares covered by Stock Appreciation Rights granted to any one Service Provider will not exceed 700,000 Shares.

          (c)   Exercise Price and Other Terms.    The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

          (d)   Stock Appreciation Right Agreement.    Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

          (e)   Expiration of Stock Appreciation Rights.    A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

          (f)    Payment of Stock Appreciation Right Amount.    Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

              (i)  The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

              (ii)  The number of Shares with respect to which the Stock Appreciation Right is exercised.

        At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

        10.    Performance Units and Performance Shares.

          (a)   Grant of Performance Units/Shares.    Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant, provided, that, subject to the provisions of Section 14, during any Fiscal Year, (i) the number of Performance Shares granted to any one Service Provider will not exceed 700,000, and (ii) no Service Provider will receive Performance Units having an initial value greater than $100,000,000.

          (b)   Value of Performance Units/Shares.    Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

          (c)   Performance Objectives and Other Terms.    The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

              (i)  General Restrictions.    The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

              (ii)  Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Performance Shares and/or Performance Units as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Shares and/or Performance Units that are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Shares and/or Performance Units under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying in writing whether the applicable Performance Goals have been achieved after the completion of the applicable Performance Period).

          (d)   Earning of Performance Units/Shares.    After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

          (e)   Form and Timing of Payment of Performance Units/Shares.    Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

          (f)    Cancellation of Performance Units/Shares.    On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

        11.    Terms and Conditions of Any Performance-Based Award.

          (a)   Purpose.    The purpose of this Section 11 is to provide the Administrator the ability to qualify Awards (other than Options and Stock Appreciation Rights, which are subject to special rules to qualify as performance based compensation under Section 162(m) of the Code) that are granted pursuant to the Plan as qualified performance-based compensation under Section 162(m) of the Code. If the Administrator, in its discretion, decides to grant a Performance-Based Award subject to Performance Goals to a Covered Employee, the provisions of this Section 11 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards to such Covered Employees that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 11.

          (b)   Applicability.    This Section 11 will apply to those Covered Employees which are selected by the Administrator to receive any Award subject to Performance Goals. The designation of a Covered Employee as being subject to Section 162(m) of the Code will not in any manner entitle the Covered Employee to receive an Award under the Plan. Moreover, designation of a Covered Employee subject to Section 162(m) of the Code for a particular Performance Period will not require designation of such Covered Employee in any subsequent Performance Period and designation of one Covered Employee will not require designation of any other Covered Employee in such period or in any other period.

          (c)   Procedures with Respect to Performance Based Awards.    To the extent necessary to comply with the performance-based compensation requirements of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals, no later than the Determination Date, the Administrator will, in writing, (a) designate one or more Participants who are Covered Employees; (b) select the Performance Goals applicable to the Performance Period; (c) establish the Performance Goals, and amounts or methods of computation of such Awards, as applicable, which may be earned for such Performance Period; and (d) specify the relationship between Performance Goals and the amounts or methods of computation of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Covered Employee, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.

          (d)   Payment of Performance Based Awards.    Unless otherwise provided in the applicable Award Agreement, a Covered Employee must be employed by the Company or a Parent or Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Covered Employee. Furthermore, a Covered Employee will be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved, unless otherwise permitted by Section 162(m) of the Code and determined by the Administrator.

          (e)   Additional Limitations.    Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute qualified performance-based compensation under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements

        12.    Leaves of Absence/Transfer Between Locations.    Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

        13.    Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

        14.    Adjustments; Dissolution or Liquidation; Merger or Change in Control.

          (a)   Adjustments.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, the numerical Share limits in Section 3 of the Plan, and the per person numerical Share limits in Sections 6(a), 7(a), 8(a), 9(b) and 10(a).

          (b)   Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

          (c)   Change in Control.    In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.

          In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

          For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

          Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant's consent; provided, however, a modification to such performance goals only to reflect the successor corporation's post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

          (d)   Outside Director Awards.    With respect to Awards granted to an Outside Director that are assumed or substituted for, if Participant is not a director of the successor corporation either on the closing of the Change in Control or within twelve (12) months following the Change in Control, then on the later of (i) the closing of the Change in Control, or (ii) the date on which Participant ceases to be a director of the successor corporation, the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Units and Performance Shares, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

        15.    Tax.

          (a)   Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

          (b)   Withholding Arrangements.    The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

          (c)   Compliance With Code Section 409A.    Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

        16.    No Effect on Employment or Service.    Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

        17.    Date of Grant.    The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

        18.    Term of Plan.    Subject to Section 22 of the Plan, the Plan will become effective upon the later to occur of (i) its adoption by the Board or (ii) immediately prior to the Registration Date. It will continue in effect for a term of ten (10) years from the date it becomes effective, unless terminated earlier under Section 19 of the Plan.

        19.    Amendment and Termination of the Plan.

          (a)   Amendment and Termination.    The Administrator may at any time amend, alter, suspend or terminate the Plan.

          (b)   Stockholder Approval.    The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c)   Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

        20.    Conditions Upon Issuance of Shares.

          (a)   Legal Compliance.    Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)   Investment Representations.    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        21.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company's counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

        22.    Stockholder Approval.    The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

MAP AND DIRECTIONS TO
THE COMPUTER HISTORY MUSEUM
1401 N. SHORELINE BLVD.,
MOUNTAIN VIEW, CALIFORNIA 94043

From San Francisco—Traveling South on Highway 101:

        Take the Shoreline Blvd. exit from South 101 and turn left and cross the freeway onto N. Shoreline Blvd. The Computer History Museum will be on the right before the corner of N. Shoreline Blvd. and Pear Ave.

From San Jose—Traveling North on Highway 101:

        Take the Shoreline Blvd. exit from North 101 and turn right onto N. Shoreline Blvd. The Computer History Museum will be on the right before the corner of N. Shoreline Blvd. and Pear Ave.

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000246129_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following Class I nominees: 1. Election of Directors Nominees 01 Leslie Kilgore 02 Jeffrey Weiner LINKEDIN CORPORATION 2029 STIERLIN COURT MOUNTAIN VIEW, CA 94043 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2 Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accountants of LinkedIn Corporation for the fiscal year ending December 31, 2015. 3 Approval of the amendment of the 2011 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code and adding a provision to automatically increase the number of shares issuable thereunder. 4 Advisory vote to approve named executive officer compensation ("Say-on-Pay"). The Board of Directors makes no recommendation regarding proposal 5. For Against Abstain 5 Stockholder proposal regarding Board diversity. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Yes No Please indicate if you plan to attend this meeting

0000246129_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report/10K is/are available at www.proxyvote.com . LINKEDIN CORPORATION Annual Meeting of Stockholders June 3, 2015 10:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder hereby appoints Michael Callahan and Steven Sordello, or either of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A and Class B common stock of LINKEDIN CORPORATION that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PDT on June 3, 2015, at the Computer History Museum, 1401 N. Shoreline Blvd., Mountain View, California 94043, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted: "FOR" the nominees; "FOR" proposals 2, 3 and 4; and "ABSTAIN" for proposal 5. Continued and to be signed on reverse side